Use these links to rapidly review the document

Filed pursuant to Rule 424(b)(7)
Registration No. 333-222896

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Transocean Ltd., par value CHF 0.10 per share	2,000,000	$13.06(1)	$26,120,000(1)	$3,251.94(1)

(1)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the average of the high and low trading price per share of the shares of Transocean Ltd., par value CHF 0.10 each, on the New York Stock Exchange on July 6, 2018.

Prospectus Supplement
(To prospectus dated February 6, 2018)

Transocean Inc.

$553,263,000 Aggregate Principal Amount of 0.5% Exchangeable Senior Bonds due 2023

Transocean Ltd.

100,622,996 Shares

        This prospectus supplement updates the prospectus dated February 6, 2018 of Transocean Inc. and Transocean Ltd., which is part of a registration statement on Form S-3 (Registration No. 333-222896), filed with the Securities and Exchange Commission relating to the public offering and sale by certain selling securityholders identified therein of shares, par value CHF 0.10 per share, of Transocean Ltd. ("Shares") and 0.5% exchangeable senior bonds due 2023 issued by Transocean Inc. and exchangeable for Shares ("Exchangeable Bonds"). All references in this prospectus supplement to "we," "our" and "us" mean Transocean Ltd. and its subsidiaries unless indicated otherwise. All references the "selling securityholders" refer to the selling securityholders listed in "Selling Securityholders" in the accompanying prospectus as supplemented by this prospectus supplement.

        This prospectus supplement (1) includes for resale from time to time an additional 2,000,000 Shares previously acquired by Perestroika AS through open market purchases and (2) updates the information contained in the prospectus regarding the beneficial ownership of Shares and Exchangeable Bonds by Perestroika AS to reflect Perestroika (Cyprus) Ltd. as the selling securityholder. We are not selling any Shares or Exchangeable Bonds pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of Shares or Exchangeable Bonds offered by this prospectus supplement by the selling securityholders.

        This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying prospectus dated February 6, 2018, including any amendments or supplements thereto.

        You should consider carefully the risk factors in our periodic reports and under the title "Risk Factors" beginning on page 3 of the accompanying prospectus, as well as other information that we file with the Securities and Exchange Commission and in any additional prospectus supplement before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 11, 2018.

 SELLING SECURITYHOLDERS

        The following table sets forth the number of securities beneficially owned by Perestroika AS and its affiliates prior to this offering, the maximum number of securities that may be offered under this prospectus supplement and the accompanying prospectus by Perestroika AS and its affiliates, and the number of securities to be beneficially owned by Perestroika AS and its affiliates upon completion of this offering, assuming that all securities offered hereunder are sold as contemplated in this prospectus supplement and the accompanying prospectus. The number of securities in the columns "Maximum Aggregate Principal Amount of Exchangeable Bonds That May Be Offered" and "Maximum Number of Shares That May Be Offered" represents all of the securities that Perestroika AS and its affiliates may offer under this prospectus supplement and the accompanying prospectus.

        The following table does not update or supersede any information concerning any selling securityholder other than Perestroika AS and its affiliates contained in "Selling Securityholders" in the accompanying prospectus.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the Securities and Exchange Commission. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on $853,786,000 aggregate principal amount of Exchangeable Bonds and 461,715,265 fully diluted Shares outstanding as of April 24, 2018. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each selling securityholder identified below possesses sole voting and investment power over all securities shown as beneficially owned by such selling securityholder.

Shares Beneficially Owned Prior to this Offering(1)
	Exchangeable Bonds Beneficially Owned Prior to this Offering				Maximum Number of Exchangeable Bonds That May Be Offered
						Maximum Number of Shares That May Be Offered(1)	Exchangeable Bonds Beneficially Owned After This Offering		Shares Beneficially Owned After This Offering(1)
	Number	Percentage	Number	Percentage			Number	Percentage	Number	Percentage
Selling Securityholder:
Perestroika (Cyprus) Ltd.(2)	$355,611,000	41.7%	67,696,433	13.6%	$355,611,000	67,696,433	0	*	0	*

*
Indicates beneficial ownership of less than 1% of the Exchangeable Bonds or Shares, as applicable.

(1)
Assumes all Exchangeable Bonds held by the applicable selling securityholder are exchanged for Shares at the initial exchange rate of 97.29756 per $1,000 aggregate principal amount of Exchangeable Bonds.

(2)
Perestroika (Cyprus) Ltd. is a wholly owned subsidiary of Perestroika AS. Frederik W. Mohn, a member of our board of directors, is the sole owner and director of Perestroika AS and serves on the board of directors of Perestroika Ltd. The address of Mr. Mohn, Perestroika AS and Perestroika Ltd. is Statsminister Michelsensvei 38, 5320 Paradis, Norway.

1

PROSPECTUS

Transocean Inc.

$553,263,000 Aggregate Principal Amount of 0.5% Exchangeable Senior Bonds due 2023

Transocean Ltd.

98,622,996 Shares

        The selling securityholders identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 98,622,996 shares, par value CHF 0.10 per share, of Transocean Ltd. ("Shares") and up to $553,263,000 aggregate principal amount of Transocean Inc. 0.5% exchangeable senior bonds due 2023 (the "Exchangeable Bonds") exchangeable for Shares. The Shares that may be sold pursuant to this prospectus include Shares issued upon exchange of the Exchangeable Bonds into Shares and certain Shares issued pursuant to our voluntary tender offer for the acquisition of all outstanding and issued shares of Songa Offshore SE (the "Voluntary Tender Offer"). The selling securityholders may offer and sell such Shares, from time to time, in one or more offerings, at prices and on terms that will be determined at the time of the offering. The Shares and Exchangeable Bonds offered in this prospectus were issued to the selling securityholders on January 30, 2018 in connection with Transocean Ltd.'s acquisition of Songa Offshore SE ("Songa Offshore") described under the heading "Summary of the Songa Offshore Transaction."

        This prospectus relates solely to sales of Exchangeable Bonds and Shares (together, referred to as the "Securities") by the selling securityholders. We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of Securities by the selling securityholders.

        The selling securityholders identified in this prospectus may offer the Securities from time to time through public or private transactions at market prices prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale is within the sole discretion of the selling securityholders, subject to certain restrictions. See "Plan of Distribution" for additional information.

        The Shares and the Exchangeable Bonds are traded on the New York Stock Exchange under the trading symbol "RIG" and "RIG/23", respectively.

        Transocean Ltd.'s principal executive offices are located at Turmstrasse 30, 6312 Steinhausen, Switzerland, and its telephone number at that address is +41 (41) 749 0500. Transocean Inc.'s principal executive offices are located at P.O. Box 10342, 70 Harbour Drive, 4th Floor, Grand Cayman, KY1 1003, and its telephone number at that address is +1 345 745 4500.

        You should consider carefully the risk factors in our periodic reports and under the title "Risk Factors" beginning on page 3 of this prospectus, as well as other information that we file with the Securities and Exchange Commission and in any applicable prospectus supplement before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Transocean Ltd. and Transocean Inc. have filed with the U.S. Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, the selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that the selling securityholders may offer. Any prospectus supplement or free writing prospectus we file in connection with any specific offering by the selling securityholders may add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Transocean Ltd. and Transocean Inc. have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of the document incorporated by reference. The business, financial condition, results of operations and prospects of Transocean Ltd. and Transocean Inc. may have changed since those dates.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to "CHF" are to Swiss francs.

        References in this prospectus to "we," "our" and "us" mean Transocean Ltd. and its subsidiaries unless indicated otherwise. References to "issuers" mean Transocean Ltd. and Transocean Inc. References the "selling securityholders" refer to the selling securityholders listed in "Selling Securityholders."

 FORWARD-LOOKING INFORMATION

        The statements included in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934.

        Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions:

• "anticipates"	• "could"	• "forecasts"	• "might"	• "projects"
• "believes"	• "estimates"	• "intends"	• "plans"	• "scheduled"
• "budgets"	• "expects"	• "may"	• "predicts"	• "should"

        Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

  •
  those described under "Item 1A. Risk Factors" included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in Part II of our Quarterly Reports for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  the adequacy of and access to sources of liquidity;

  •
  our inability to obtain drilling contracts for our rigs that do not have contracts;

  •
  our inability to renew drilling contracts at comparable dayrates;

  •
  operational performance;

  •
  the cancellation of drilling contracts currently included in our reported contract backlog;

  •
  the effectiveness of our remediation efforts with respect to the material weakness discussed in "Item 4. Controls and Procedures" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

  •
  losses on impairment of long-lived assets;

  •
  shipyard, construction and other delays;

  •
  the results of meetings of our shareholders;

  •
  changes in political, social and economic conditions;

  •
  the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies; and

  •
  other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC website at http://www.sec.gov.

        The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

 ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        Transocean Inc. is a Cayman Islands exempted company and Transocean Ltd. is a Swiss corporation. Certain of their respective officers and directors may be residents of various jurisdictions outside the U.S. All or a substantial portion of the assets of Transocean Inc. and Transocean Ltd. and the assets of these persons may be located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon these persons or to enforce any U.S. court judgment obtained against these persons that is predicated upon the civil liability provisions of U.S. federal securities laws. Each of Transocean Inc. and Transocean Ltd. has agreed to be served with process with respect to actions based on offers and sales of its securities. To bring a claim against either, you may serve Transocean Ltd.'s Corporate Secretary, c/o Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046, the U.S. agent appointed for that purpose.

        Ogier, Transocean Inc.'s Cayman Islands legal counsel, has advised Transocean Inc. that it is uncertain that Cayman Islands courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Inc. or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws or (2) original actions brought against Transocean Inc. or other persons predicated upon the Securities Act. There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

        Homburger AG, Transocean Ltd.'s Swiss legal counsel, has advised Transocean Ltd. that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Ltd. or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Transocean Ltd. or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Transocean Ltd. or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

  •
  such foreign court had jurisdiction;

  •
  such judgment has become final and nonappealable;

  •
  the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

  •
  such judgment does not violate Swiss law principles of public policy.

        In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Transocean Ltd. can demonstrate that it or such other persons were not effectively served with process.

ABOUT TRANSOCEAN LTD.

        Transocean Ltd., through its subsidiaries and predecessors, is a leading international provider of offshore contract drilling services for oil and gas wells. As of January 26, 2018, we owned or had partial ownership interests in and operated 39 mobile offshore drilling units, including 26 ultra-deepwater floaters, seven harsh environment floaters, two deepwater floaters and four midwater floaters. As of January 26, 2018, we also had three ultra-deepwater drillships under construction or under contract to be constructed. Transocean Ltd. also operates two high-specification jackups that were under drilling contracts when the rigs were sold, and Transocean Ltd. continues to operate these jackups until completion or novation of the drilling contracts. Additionally, we operated two high-specification jackups that were under contract when we sold the rigs, and we continue to operate such rigs until completion or novation of the respective drilling contracts.

        We provide contract drilling services, in a single, global operating segment, which involves contracting our mobile offshore drilling fleet, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. We specialize in technically demanding regions of the offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. We believe our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

        Our contract drilling services operations are geographically dispersed in oil and gas exploration and development areas throughout the world. Although rigs can be moved from one region to another, the cost of moving rigs and the availability of rig-moving vessels may cause the supply and demand balance to fluctuate somewhat between regions. Still, significant variations between regions do not tend to persist long term because of rig mobility. Our fleet operates in a single, global market for the provision of contract drilling services. The location of our rigs and the allocation of resources to operate, build or upgrade rigs are determined by the activities and needs of our customers.

        Transocean Ltd. is a Swiss corporation with its registered office in Steinhausen, Canton of Zug and with principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland. Transocean Ltd.'s telephone number at that address is +41 (41) 749 0500. The Shares are listed on the New York Stock Exchange under the symbol "RIG."

ABOUT TRANSOCEAN INC.

        Transocean Inc. is a direct, wholly-owned subsidiary of Transocean Ltd. Transocean Inc. is the issuer of certain notes and debentures that have been guaranteed by Transocean Ltd. Transocean Inc.'s principal executive offices are located at P.O. Box 10342, 70 Harbour Drive, 4th Floor, Grand Cayman, KY1 1003, and its telephone number at that address is +1 345 745 4500.

 WHERE YOU CAN FIND MORE INFORMATION

        Transocean Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information Transocean Ltd. has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Transocean Ltd. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement the issuers have filed with the SEC relating to the securities the issuers may offer. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about the issuers and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its website.

        The SEC allows the issuers to "incorporate by reference" the information Transocean Ltd. has filed with it, which means that the issuers can disclose important information to you by referring you to those documents. The information the issuers incorporate by reference is an important part of this prospectus, and later information that Transocean Ltd. files with the SEC will automatically update and supersede this information. The issuers incorporate by reference the documents listed below and any future filings Transocean Ltd. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information "furnished" and not "filed" with the SEC, unless the issuers specifically provide that such "furnished" information is to be incorporated by reference) after the date of this prospectus and until the offering is terminated. The documents the issuers incorporate by reference are:

  •
  Transocean Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Transocean Ltd.'s Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  Transocean Ltd.'s Current Reports on Form 8-K dated February 21, 2017, May 5, 2017, May 12, 2017, May 30, 2017, May 31, 2017, August 15, 2017, September 15, 2017, September 27, 2017, October 4, 2017, October 17, 2017, December 8, 2017, December 20, 2017, December 21, 2017, January 18, 2018, January 19, 2018, January 23, 2018 and January 30, 2018;

  •
  The description of Transocean Ltd.'s share capital contained in Transocean Ltd.'s Current Report on Form 8-K12G3 filed with the SEC on December 19, 2008; and

  •
  The description of Transocean Inc.'s Exchangeable Bonds contained in Transocean Ltd.'s Registration Statement on Form 8-A12B filed with the SEC on January 30, 2018.

        A copy of these filings will be provided upon oral or written request, other than an exhibit to these filings unless the issuers have specifically incorporated that exhibit by reference into the filing, at no cost. You may request such copies by writing or calling:

    Transocean Ltd.
    c/o Transocean Offshore Deepwater Drilling Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attn: Investor Relations
    +1 (713) 232-7500

 RISK FACTORS

        An investment in the Exchangeable Bonds and the Shares involve certain risks. You should carefully consider the risks related to the Exchangeable Bonds and the Shares described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks related to the Exchangeable Bonds and the Shares and faced by us described below and elsewhere in this prospectus.

The Exchangeable Bonds are exclusively the obligations of Transocean Inc., as issuer, and Transocean Ltd., as guarantor, and not of Transocean Inc.'s subsidiaries or Transocean Ltd.'s other subsidiaries.

        The Exchangeable Bonds are obligations exclusively of Transocean Inc., as issuer, and Transocean Ltd., as guarantor of the Exchangeable Bonds, and not of Transocean Inc.'s subsidiaries or Transocean Ltd.'s other subsidiaries. Each of Transocean Inc. and Transocean Ltd. is a holding company and, accordingly, substantially all of their respective operations are conducted through their subsidiaries. As a result, Transocean Inc.'s and Transocean Ltd.'s cash flow and Transocean Inc.'s ability to service its debt, including the Exchangeable Bonds, and Transocean Ltd.'s ability to satisfy its guarantee obligations are dependent upon the earnings of their respective subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to Transocean Inc. and Transocean Ltd. The subsidiaries of Transocean Inc. and Transocean Ltd. are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Exchangeable Bonds or to make funds available to them to do so. In addition, contractual provisions or laws, as well as such subsidiaries' financial condition and operating requirements, may limit Transocean Inc.'s or Transocean Ltd.'s ability to obtain from such subsidiaries the cash each needs to pay its respective debt service or guarantee obligations, including payments on or with respect to the Exchangeable Bonds. Transocean Inc., Transocean Ltd. and their respective subsidiaries will be permitted under the terms of the indenture governing the Exchangeable Bonds to incur additional indebtedness or otherwise enter into agreements that may restrict or prohibit subsidiaries of Transocean Inc. or Transocean Ltd. from the making of distributions, the payment of dividends or the making of loans to Transocean Inc. or Transocean Ltd. Transocean Inc. and Transocean Ltd. can make no assurances that the agreements governing the current and future indebtedness of their respective subsidiaries or other agreements of Transocean Inc., Transocean Ltd. or their respective subsidiaries will permit such subsidiaries to provide Transocean Inc. or Transocean Ltd. with sufficient dividends, distributions or loans to fund payments on the Exchangeable Bonds when due or, in the case of Transocean Ltd., to satisfy any guarantee obligations.

Payments on the Exchangeable Bonds, including under the guarantees, will be effectively subordinated to claims of secured creditors.

        The Exchangeable Bonds represent unsecured obligations of Transocean Inc. Accordingly, any secured creditor of Transocean Inc. will have claims that are superior to the claims of holders of the Exchangeable Bonds to the extent of the value of the assets securing that other indebtedness. Similarly, the guarantees of the Exchangeable Bonds are not secured by any assets of Transocean Ltd. and will effectively rank junior to any secured debt of Transocean Ltd., as the guarantor, to the extent of the value of the assets securing the debt. In the event of any distribution or payment of assets of Transocean Inc. or Transocean Ltd. in any foreclosure, dissolution, winding-up, liquidation, reorganization, bankruptcy or similar proceeding, secured creditors of Transocean Inc. and

Transocean Ltd., respectively, will have a superior claim to their respective collateral. If any of the foregoing events occur, there can be no assurance that there will be sufficient assets to pay amounts due on the Exchangeable Bonds or with respect to any guarantee. Holders of the Exchangeable Bonds will participate ratably with all holders of unsecured senior indebtedness of Transocean Inc. and Transocean Ltd., and with all of Transocean Inc.'s and Transocean Ltd.'s other general senior creditors, based upon the respective amounts owed to each holder or creditor, in the remaining assets of Transocean Inc. and Transocean Ltd. As a result, holders of Exchangeable Bonds may receive less, ratably, than secured creditors of Transocean Inc. and Transocean Ltd.

        In addition, the terms of the indenture governing the Exchangeable Bonds do not limit Transocean Inc.'s or Transocean Ltd.'s ability to create, assume or allow to exist any liens on assets of Transocean Inc. or Transocean Ltd. to secure any debt. As of September 30, 2017, Transocean Ltd. and Transocean Inc. had $1.54 billion aggregate principal amount of consolidated secured debt outstanding.

Servicing Transocean Inc.'s debt requires a significant amount of cash, and Transocean Inc. may not have sufficient cash flow from its respective business to pay its substantial debt.

        Transocean Inc.'s ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness, including the Exchangeable Bonds, depends on Transocean Inc.'s future performance, which is subject to economic, financial, competitive, regulatory and other factors beyond its control. Transocean Inc.'s business may not continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If Transocean Inc. is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous. Transocean Inc.'s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time. Transocean Inc. may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on Transocean Inc.'s debt obligations.

Despite its current debt levels, Transocean Inc. may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite Transocean Inc.'s current consolidated debt levels, Transocean Inc. and its subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in Transocean Inc.'s debt instruments, some of which may be secured debt. Transocean Inc. is not restricted under the terms of the indenture governing the Exchangeable Bonds from incurring additional debt, securing existing or future debt, recapitalizing the Transocean Inc.'s debt or taking a number of other actions that could have the effect of diminishing Transocean Inc. ability to make payments on the Exchangeable Bonds when due.

The Exchangeable Bonds are not protected by restrictive covenants.

        The indenture governing the Exchangeable Bonds does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by Transocean Inc., Transocean Ltd. or any of their respective subsidiaries. The indenture governing the Exchangeable Bonds contains no covenants or other provisions to afford protection to holders of the Exchangeable Bonds in the event of a fundamental change or other corporate transaction involving Transocean Inc. except to the extent described in "Description of Exchangeable Bonds."

Transocean Inc. may not have the funds necessary to finance a repurchase in the event of a fundamental change.

        Upon the occurrence of specific fundamental change events, including a change of control repurchase event and a listing failure event (each as defined in "Description of Exchangeable Bonds"), holders of Exchangeable Bonds will have the right to require Transocean Inc. to repurchase their Exchangeable Bonds in cash. However, it is possible that Transocean Inc. will not have sufficient funds at such time to make the required repurchase of Exchangeable Bonds or that restrictions in Transocean Inc.'s credit agreements or other indebtedness will not allow such repurchases. Transocean Inc.'s failure to purchase all validly tendered Exchangeable Bonds would constitute an event of default under the indenture governing the Exchangeable Bonds and may also constitute a cross-default on other indebtedness existing at that time.

The make-whole premium that may be payable upon a fundamental change or tax event offer to repurchase may not adequately compensate holders for the lost value of the Exchangeable Bonds as a result of such fundamental change or tax event.

        If holders exchange Exchangeable Bonds in connection with a fundamental change or tax event offer to repurchase (each as defined in "Description of Exchangeable Bonds"), Transocean Inc. will be required to increase the applicable exchange rate by a make-whole premium determined using the applicable formula set forth under "Description of Exchangeable Bonds." The make-whole premium payable in connection with a fundamental change or tax event offer to repurchase may not adequately compensate holders for any lost value of their Exchangeable Bonds as a result of such transaction or event. In addition, if Transocean Inc.'s obligation to deliver the make-whole premium were to be considered a penalty, the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Because holders' rights to require repurchase of the Exchangeable Bonds are limited, the market prices of the Exchangeable Bonds may decline if Transocean Inc. enters into a transaction that is not a fundamental change under the indenture governing the Exchangeable Bonds.

        Transocean Inc.'s obligation to repurchase the Exchangeable Bonds upon a fundamental change may not preserve the value of the Exchangeable Bonds because the terms "change of control," "change of control repurchase event" and "listing failure event" are limited and may not include every event that might cause the market prices of the Exchangeable Bonds to decline. Transocean Inc. may enter into a highly leveraged transaction, reorganization, merger, scheme of arrangement or similar transaction that is not a change of control or listing failure event under the indenture, and such transactions could negatively affect the liquidity, value or volatility of the Exchangeable Bonds or the Shares.

The exchange rate of the Exchangeable Bonds may not be adjusted for all dilutive events.

        The exchange rate of the Exchangeable Bonds is subject to adjustment for certain events including, but not limited to, certain dividends or distributions on the Shares, subdivisions or combinations of the Shares, the issuance of certain rights or warrants, certain distributions of capital stock, evidences of debt or other assets to holders of the Shares and certain purchases of the Shares in tender or exchange offers. The exchange rate will not be adjusted for other events that may adversely affect the trading price of the Exchangeable Bonds and the Shares.

An active trading market for the Exchangeable Bonds may not develop.

        Although the Exchangeable Bonds are listed for trading on the New York Stock Exchange, an active trading market for the Exchangeable Bonds may not develop. To the extent that an active trading market for the Exchangeable Bonds does not develop, the liquidity and trading prices for the Exchangeable Bonds may be harmed. In addition, the Exchangeable Bonds that are traded after their initial issuance may trade at a discount from their face amount, depending on prevailing interest rates, the market for similar securities, the price and volatility of the Shares, Transocean Inc.'s and Transocean Ltd.'s performance and other factors. As a result, holders may not be able to realize the full value of their investment, or liquidate their investment rapidly, or at all.

Any adverse rating of the Exchangeable Bonds may cause their trading price to fall.

        If any rating service rates the Exchangeable Bonds and subsequently lowers its rating or otherwise announces its intention to put the Exchangeable Bonds on credit watch, the trading price of the Exchangeable Bonds could decline. Other than in the context of a change of control repurchase event (as defined in "Description of Exchangeable Bonds"), holders would have no related protection under the Exchangeable Bonds.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Exchangeable Bonds.

        Investors in the Exchangeable Bonds may employ, or seek to employ, an arbitrage strategy with respect to the Exchangeable Bonds. Investors would typically implement such a strategy by selling short the stock underlying the Exchangeable Bonds and dynamically adjusting their short position while continuing to hold the Exchangeable Bonds. Investors may also implement this type of strategy by entering into swaps on the Shares in lieu of or in addition to short selling the Shares.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the Shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Exchangeable Bonds to effect short sales of the Shares, borrow the Shares or enter into swaps on the Shares could adversely affect the trading price and the liquidity of the Exchangeable Bonds.

Future sales of the Exchangeable Bonds or the Shares in the public market could adversely impact the trading price of the Exchangeable Bonds and the Shares.

        In the future, Transocean may sell additional Shares to raise capital. In addition, Shares are reserved for issuance upon the exercise of stock options, upon the vesting of restricted stock units and upon exchange of the Exchangeable Bonds. Transocean cannot predict the size of future issuances or the effect, if any, that they may have on the market price for the Shares. The issuance and sale of substantial amounts of Shares, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Exchangeable Bonds and the market price of the Shares and impair Transocean's ability to raise capital through the sale of additional equity securities.

        In addition, in connection with the acquisition of Songa Offshore SE, Transocean Ltd. and Transocean Inc. agreed with the selling securityholders named in this prospectus to file a registration statement in the United States registering the resale of certain Shares and Exchangeable Bonds by these holders. The registration statement of which this prospectus forms a part is intended to fulfill this requirement. The occurrence of any sales of Shares and Exchangeable Bonds pursuant to this prospectus (or any other sizeable sales of Shares or Exchangeable Bonds), or the perception that they may occur in the future, could also adversely affect the trading price of the Exchangeable Bonds and the Shares and impair Transocean Ltd.'s ability to raise capital through the sale of additional equity securities.

Exchange of the Exchangeable Bonds will dilute the ownership interest of existing shareholders.

        The exchange of some or all of the Exchangeable Bonds will dilute the ownership interest of existing shareholders. Any sales in the public market of any Shares issuable upon exchange of the Exchangeable Bonds could adversely affect prevailing market prices of the Shares and, consequently, the Exchangeable Bonds. In addition, the existence of the Exchangeable Bonds may encourage short selling by market participants because the exchange of the Exchangeable Bonds could be used to satisfy short positions, or anticipated exchange of the Exchangeable Bonds into Shares could depress the price of the Shares and the value of the Exchangeable Bonds.

Volatility in the market price and trading volume of the Shares could adversely impact the trading price of the Exchangeable Bonds.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of Shares could fluctuate significantly for many reasons, including in response to the risks described in this prospectus. In addition, the market price of the Shares could fluctuate for reasons unrelated to its operations, such as reports by industry analysts, changes in the Transocean Ltd.'s financial guidance, investor perceptions or negative announcements by Transocean Ltd.'s customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of the Shares would likely adversely impact the trading price of the Exchangeable Bonds. The market price of the Shares could also be affected by possible sales of the Shares by investors who view the Exchangeable Bonds as a more attractive means of equity participation in Transocean Ltd. and by hedging or arbitrage trading activity that Transocean Ltd. expects to develop involving its Shares. This trading activity could, in turn, affect the trading price of the Exchangeable Bonds.

Holders of Exchangeable Bonds are not entitled to any rights with respect to the Shares, but they will be subject to all changes made with respect to them.

        Subject to limitations regarding adverse changes to the rights of holders, holders of Exchangeable Bonds are not entitled to any rights with respect to the Shares (including voting rights and rights to receive any dividends or other distributions on Shares) prior to the last trading day of the relevant observation period, but holders of the Exchangeable Bonds will be subject to all changes affecting the Shares. For example, if an amendment is proposed to Transocean Ltd.'s Articles of Association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date a holder's Exchangeable Bonds are exchanged into Shares, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the Shares.

Exchange rate fluctuations could adversely affect the market value of the Exchangeable Bonds and any interest paid on the Exchangeable Bonds for an investor whose principal currency is not U.S. dollars.

        The Exchangeable Bonds are denominated and traded in U.S. dollars on the New York Stock Exchange. Further, interest on the Exchangeable Bonds will be paid in U.S. dollars. Exchange rate movements of U.S. dollar will therefore affect the value of any interest for investors whose principal currency is not U.S. dollars. Furthermore, the market value of the Exchangeable Bonds as expressed in foreign currencies will fluctuate in part as a result of foreign exchange fluctuations. This could affect the value of the Exchangeable Bonds and of any interest paid on the Exchangeable Bonds for an investor whose principal currency is not U.S. dollars.

Holders of Exchangeable Bonds may be subject to tax if or Transocean Ltd. makes or fails to make certain adjustments to the exchange rate of the Exchangeable Bonds even though such holders do not receive a corresponding cash distribution.

        The exchange rate of the Exchangeable Bonds is subject to adjustment in certain circumstances, including the payment of cash dividends. If the exchange rate is adjusted as a result of a distribution that is taxable to Transocean Ltd.'s common shareholders, such as a cash dividend, holders of Exchangeable Bonds will be deemed to have received a dividend for U.S. federal income tax purposes without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the exchange rate after an event that increases holders' proportionate interest in Transocean could be treated as a deemed taxable dividend to such holder for U.S. federal income tax purposes. If a fundamental change or a tax event offer to repurchase occurs prior to the maturity date, under some circumstances, the Company will increase the exchange rate for Exchangeable Bonds exchanged in connection with the fundamental change or repurchase offer. Such increase may also be treated as a distribution for U.S. federal income tax purposes.

USE OF PROCEEDS

        All Securities sold pursuant to this prospectus will be sold by the selling securityholders. We will not receive any proceeds from the sale of Securities by the selling securityholders. The selling securityholders will pay any customary underwriting discounts and commissions and expenses incurred by the selling securityholders in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the nine-month period ended September 30, 2017 and for each of the years in the five-year period ended December 31, 2016.

			Years ended December 31,
	Nine months ended September 30, 2017
			2016	2015	2014		2013	2012
Ratio of earnings to fixed charges(1)		(2)	2.31x	2.51x		(3)	3.26x	2.05x

(1)
We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" is the amount resulting from adding (i) income from continuing operations before income tax expense, (ii) fixed charges, (iii) amortization of capitalized interest, and (iv) distributed earnings of unconsolidated affiliates; and then subtracting (a) capitalized interest, (b) equity in earnings or losses of unconsolidated affiliates, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" is the amount resulting from adding (w) interest expense, (x) amortization of debt discount or premium, (y) capitalized interest and (z) and an estimate of the interest component of rent expense. Interest expense excludes interest on unrecognized tax benefits related to uncertain tax positions, as such amounts are recognized in income tax expense and are immaterial.

(2)
For the nine months ended September 30, 2017, total fixed charges exceed adjusted earnings available for payment of fixed charges by $ 3.0 billion. Adjusted earnings available for payment of fixed charges include a loss of $1.6 billion associated with the sale of 10 high-specification jackups and the novation of contracts relating to the construction of five high-specification jackups, together with related assets, and an aggregate loss of $1.5 billion associated with the impairment of eight drilling units and related assets, which were classified as held for sale at the time of impairment.

(3)
For the year ended December 31, 2014, total fixed charges exceed adjusted earnings available for payment of fixed charges by $1.9 billion. Adjusted earnings available for payment of fixed charges include a loss of $3.0 billion associated with impairment of goodwill, an aggregate loss of $788 million associated with the impairment of the deepwater asset group and an aggregate loss of $268 million associated with the impairment of 14 drilling units and related assets, which were classified as held for sale at the time of impairment.

DESCRIPTION OF EXCHANGEABLE BONDS

        The Exchangeable Bonds have been issued under an indenture dated January 30, 2018 (the "indenture") among Transocean Inc., as issuer, Transocean Ltd., as guarantor, and Computershare Trust Company, N.A. and Computershare Trust Company of Canada, as trustee (collectively, "Computershare"). We have summarized select portions of the indenture and the Exchangeable Bonds below. This summary is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the Exchangeable Bonds. We urge you to read the indenture, including the form of Exchangeable Bonds that it contains, because these documents, together with the terms made part of the indenture by the Trust Indenture Act of 1939, as amended, define your rights as holders of the Exchangeable Bonds. In this summary, "we," "our" and "us" means Transocean Inc., as issuer of the Exchangeable Bonds, and "guarantor" means Transocean Ltd., as guarantor of the Exchangeable Bonds, unless, in each case, we indicate otherwise or the context indicates otherwise.

General

        The Exchangeable Bonds are our general unsecured and senior obligations, and are exchangeable into Shares as described under "—Exchange Rights" below. The Exchangeable Bonds are fully and unconditionally guaranteed on a senior unsecured basis by the guarantor. The Exchangeable Bonds will mature on January 30, 2023.

        The Exchangeable Bonds will pay cash interest at an annual rate of 0.5% on the principal amount of the Exchangeable Bonds from January 30, 2018, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled interest payment date until January 30, 2023. Interest is payable semi-annually in arrears on January 30 and July 30 of each year, commencing July 30, 2018, to holders of record at the close of business on the preceding January 15 and July 15, respectively. Accrued interest is computed on the basis of a 360-day year composed of twelve 30-day months. In the event of the repurchase by us at the option of the holder of an Exchangeable Bond, interest ceases to accrue on the Exchangeable Bonds under the terms of and subject to the conditions of the indenture.

        Any amounts on the Exchangeable Bonds that are payable but not punctually paid or provided for ("defaulted amounts") will cease to be payable to the holder of the Exchangeable Bonds on the relevant payment date but will accrue interest per annum at the rate borne by the Exchangeable Bonds, subject to applicable law, from, and including, the relevant payment date. We may elect to pay the defaulted amounts and any interest accrued (i) to the holders of the Exchangeable Bonds as of the close of business on a special record date, which will be not more than 15 days and not less than 10 days prior to the date of our proposed payment of such defaulted amounts or (ii) in any other lawful manner not inconsistent with the requirements of the New York Stock Exchange, or any other securities exchange or automated quotation system on which the Exchangeable Bonds may be listed or designated for trading.

        The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness, the granting of liens or mortgages, or the issuance or repurchase of securities by us. The indenture does not contain any covenants or other provisions to protect holders of the Exchangeable Bonds in the event of a highly leveraged transaction or a fundamental change, except to the extent described under "—Exchange Rights—Increased Exchange Rate in Connection with Fundamental Changes" and "—Repurchase Rights Following Fundamental Change or Tax Event" below.

        An aggregate $561,440,000 principal amount of Exchangeable Bonds have been issued in connection with the Voluntary Tender Offer for Songa Offshore, as described in "Summary of the Songa Offshore Transaction," and an aggregate $292,364,000 principal amount of Exchangeable Bonds have been issued in connection with the purchase of certain outstanding Songa Offshore indebtedness, as described in "Summary of the Songa Offshore Transaction." We may issue additional Exchangeable Bonds in connection with any compulsory acquisition undertaken following the Voluntary Tender Offer.

        Exchangeable Bonds issued to purchase certain Songa Offshore indebtedness were initially issued as restricted securities for U.S. regulatory purposes. Additionally, any Exchangeable Bonds issued in exchange for shares of Songa Offshore ("Songa Shares") in any compulsory acquisition following the Voluntary Tender Offer may not be fungible for trading purposes with Exchangeable Bonds issued in the Voluntary Tender Offer (in which case they would bear a different CUSIP series identifier). No other Exchangeable Bonds have been issued.

        The Exchangeable Bonds are not subject to redemption at our option.

        The Exchangeable Bonds are not subject to a sinking fund provision and are not subject to defeasance or covenant defeasance under the indenture.

Guarantee

        Our obligations under the indenture, including the repurchase obligations resulting from a fundamental change or tax event, have been fully and unconditionally guaranteed, on a senior unsecured basis by the guarantor.

        The guarantor's obligations under the guarantee are limited to the maximum amount as, after giving effect to all other contingent and fixed liabilities of the guarantor, will result in the guarantor's obligation under the guarantee not constituting a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.

        The Exchangeable Bonds are not obligations of, or guaranteed by, any of our or the guarantor's existing or future subsidiaries.

Ranking/Additional Debt

        The Exchangeable Bonds are our general unsecured obligations and rank:

  (1)
  senior in right of payment to all of our existing and future subordinated indebtedness;

  (2)
  equal in right of payment with all of our existing and future unsecured senior indebtedness;

  (3)
  effectively junior in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  (4)
  structurally subordinated to all secured and unsecured liabilities of our subsidiaries.

        The guarantee is a senior unsecured obligation of the guarantor and ranks equally in right of payment with the guarantor's other senior unsecured indebtedness from time to time outstanding.

        The indenture does not limit the amount of debt that we or any of our subsidiaries may incur or issue, and it does not restrict transactions between us and our affiliates or dividends and other distributions by us or our subsidiaries. We may issue additional Exchangeable Bonds under the indenture from time to time.

Exchange Rights

General

        Unless the Exchangeable Bonds are previously repurchased, holders may exchange their Exchangeable Bonds for Shares at any time prior to the close of business on the business day immediately preceding the maturity date. The initial exchange rate of the Exchangeable Bonds is

97.29756 Shares per $1,000 principal amount of Exchangeable Bonds. The exchange rate is subject to change as described below under "—Increased Exchange Rate in Connection with a Fundamental Change," "—Increased Exchange Rate in Connection with a Tax Event" and "—Exchange Rate Adjustments." A holder may exchange fewer than all of such holder's Exchangeable Bonds so long as the portion of Exchangeable Bonds exchanged is an integral multiple of $1,000 principal amount.

        We will satisfy our exchange obligation through delivery by the guarantor of the Shares. See "—Settlement Upon Exchange." Upon exchange of an Exchangeable Bond, a holder will not receive any cash payment of interest (unless such exchange occurs between a regular record date and the interest payment date to which it relates and the exchanging holder held the Exchangeable Bonds on that record date), and we will not adjust the exchange rate to account for accrued and unpaid interest. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon exchange, rather than cancelled, extinguished or forfeited.

        Holders of Exchangeable Bonds at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the exchange of such Exchangeable Bonds at any time after the close of business on the applicable regular record date. Exchangeable Bonds surrendered for exchange by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder on the record date is to receive on the Exchangeable Bonds; provided, however, that no such payment need be made (1) for exchanges following the regular record date immediately preceding the maturity date, (2) if we have specified a repurchase date following a tax event or fundamental change that is after a record date and on or prior to the next interest payment date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of exchange with respect to such Exchangeable Bonds. No other payments or adjustments for interest will be made upon exchange.

        Holders of the Shares issuable upon exchange, if any, will not be entitled to receive any dividends payable to holders of the Shares as of any record time or date before such Shares are delivered to the holder upon exchange of such holder's Exchangeable Bonds.

        If a holder has already delivered a repurchase notice as described under "—Repurchase Rights Following Fundamental Change or Tax Event" with respect to an Exchangeable Bond, the holder may not surrender that Exchangeable Bond for exchange until the holder has withdrawn the repurchase notice in accordance with the indenture.

Settlement Upon Exchange

        To exchange the Exchangeable Bonds, a holder of Exchangeable Bonds in certificated form must deliver an irrevocable, duly completed exchange notice, together with the certificated security, to the exchange agent along with appropriate endorsements and transfer documents, if required, and pay any interest and transfer or similar tax, in each case, if required, and a holder of Exchangeable Bonds in global form must comply with the applicable procedures of the depositary in effect at the time and pay any interest and transfer or similar tax, in each case, if required. The date a holder satisfies these requirements is called the "exchange date." The form of exchange notice is attached to the indenture.

        Delivery of the Shares upon exchange will be accomplished by book-entry transfer of the required number of Shares through The Depository Trust Company, New York, New York ("DTC"). The trustee will initially act as the exchange agent.

        Upon exchange of the Exchangeable Bonds, a holder will receive, for each $1,000 principal amount of Exchangeable Bonds exchanged, the Shares at the exchange rate in effect on the exchange date. Cash will be delivered in lieu of any fractional Shares. Settlement will occur through the exchange agent on the third business day following the exchange date (or, if the exchange is in connection with a fundamental change, on the fifth business day following the exchange date).

        The guarantor's delivery to the holder of the Shares and any cash, if applicable, in settlement as described above will satisfy our exchange obligation.

Increased Exchange Rate in Connection with a Fundamental Change

        If the effective date of any fundamental change occurs prior to the maturity date, and a holder elects to exchange its Exchangeable Bonds during the period commencing on such effective date and ending on the business day immediately before the fundamental change repurchase date (the "fundamental change period"), then the guarantor will increase the exchange rate for the Exchangeable Bonds surrendered for exchange as described below.

        We will notify holders of any such fundamental change and the anticipated effective date in accordance with the procedures outlined in the indenture and described in "—Repurchase Rights Following Fundamental Change or Tax Event" below.

        The increased exchange rate applicable to any exchange in connection with a fundamental change due to a change of control will be determined as follows:

COCER	=	OER × (1 +(EP × (c/t))), where
COCER	=	change of control exchange rate
OER	=	exchange rate otherwise applicable, before giving effect to increase
EP	=	22.50%
c	=	the number of days from and including the date of the change of control to but excluding the maturity date
t	=	the number of days from and including the issue date to but excluding the maturity date

        Notwithstanding the foregoing, the increased exchange rate applicable to any exchange in connection with a fundamental change due to a listing failure event will be determined as follows:

LFER	=	OER × (1 +(EP × (c/t))), where
LFER	=	listing failure event exchange rate
OER	=	exchange rate otherwise applicable, before giving effect to increase
EP	=	22.50%
c	=	the number of days from and including the date of the listing failure event to but excluding the maturity date
t	=	the number of days from and including the issue date to but excluding the maturity date

        For the avoidance of doubt, if a holder exchanges its Exchangeable Bonds prior to the fundamental change period, then, whether or not such fundamental change occurs, the holder will not be entitled to an increased exchange rate in connection with such fundamental change.

        A "fundamental change" will be deemed to have occurred at such time after the original issuance of the Exchangeable Bonds when any of the following has occurred:

  •
  a change of control event; or

  •
  a listing failure event.

        "Change of control" means the occurrence of any of the following:

  A.
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries' or the guarantor's and its subsidiaries' assets, in each case taken as a whole, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us, the guarantor or one of the guarantor's other subsidiaries;

  B.
  the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the guarantor's or our voting stock or other voting stock into which the guarantor's or our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of Shares;

  C.
  we or the guarantor consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us or the guarantor, in any such event pursuant to a transaction in which any of the guarantor's, our or of such other person's outstanding voting stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Shares of our or the guarantor's voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, voting stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or

  D.
  the adoption of a plan relating to the guarantor's or our liquidation or dissolution.

        Notwithstanding the foregoing, any holding company whose only significant asset is our capital stock or any of our direct or indirect parent companies will not itself be considered a "person" or "group" for purposes of clause B above. Further, notwithstanding the foregoing, no change of control of the guarantor will be deemed to have occurred if at least 90% of the consideration for the shares (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting a change of control in respect of the guarantor consist of common stock, ordinary shares, American Depositary Receipts or equivalent capital stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the transaction or transactions otherwise constituting a change of control in respect of the guarantor, and as a result of such transaction or transactions, the Exchangeable Bonds become exchangeable, upon the conditions for exchange and actual exchange in accordance with the terms hereof, into such common stock, ordinary shares, American Depositary Receipts or equivalent capital stock.

        "Change of control event" means (a) in the case of a change of control in respect of us, on any date during the 60-day period (which period will be extended so long as the rating of the Exchangeable Bonds is under publicly announced consideration for a possible downgrade by any of the rating agencies (as defined in the indenture)) (the "trigger period") after the earlier of (1) the occurrence of a change of control; or (2) public notice of the occurrence of a change of control or the intention by us to effect a change of control, (i) in the event the Exchangeable Bonds are rated investment grade by at least two of the rating agencies prior to such public notice, the rating of the Exchangeable Bonds by any rating agency shall be below investment grade, (ii) in the event the Exchangeable Bonds are rated below Investment Grade by at least two of the rating agencies prior to such public notice, the rating of the Exchangeable Bonds by any rating agency will be decreased by one or more categories or (iii) the Exchangeable Bonds will not be, or cease to be, rated by at least one of the rating agencies; provided that, in each case, such event is in whole or in part in connection with the change of control and (b) in the case of a change of control in respect of the guarantor, the effective date of such change of control.

Notwithstanding the foregoing, no Change of Control Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        A "listing failure event" will be deemed to have occurred at the time after the Exchangeable Bonds are originally issued if the Shares (or any other ordinary shares, common shares or American depositary shares underlying the Exchangeable Bonds) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and are not listed or quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) concurrently with such cessation.

Increased Exchange Rate in Connection with a Tax Event

        If a tax event occurs prior to the maturity date, and a holder elects to exchange its Exchangeable Bonds during the period commencing on such effective date and ending on the day before the tax event repurchase date (the "tax event repurchase period"), then the guarantor will increase the exchange rate for the Exchangeable Bonds surrendered for exchange, as described below.

        We will notify holders of any such tax event in accordance with the procedures outlined in the indenture and described in "—Fundamental Change or Tax Event Requires Us to Repurchase Exchangeable Bonds at the Option of the Holder" below.

        The increase exchange rate applicable to any exchange in connection with a tax event will be determined as follows:

TEER	=	OER × (1 +(EP × (c/t))), where
TEER	=	tax event exchange rate
OER	=	exchange rate otherwise applicable, before giving effect to increase
EP	=	22.50%
c	=	the number of days from and including the date of the tax event to but excluding the maturity date
t	=	the number of days from and including the issue date to but excluding the maturity date

        For the avoidance of doubt, if a holder exchanges its Exchangeable Bonds prior to the tax event repurchase period, then, whether or not such tax event occurs, the holder will not be entitled to an increased exchange rate in connection with such tax event.

        A "tax event" will be deemed to have occurred if, at any time after the Exchangeable Bonds are originally issued, (x) we reasonably determine that (A) as a result of (I) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any taxing jurisdiction (as defined below), or (II) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority, which change or amendment becomes effective on or after (1) the issue date, in the case of the Cayman Islands or Switzerland, or (2) the date such jurisdiction becomes a taxing jurisdiction, in the case of any other taxing jurisdiction, we, the guarantor or any such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts pursuant to the indenture with respect to any of the Exchangeable Bonds; or (B) on or after (1) the issue date, in the case of the Cayman Islands or Switzerland, or (2) the date such jurisdiction becomes a taxing jurisdiction, in the case of any other taxing jurisdiction, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a taxing jurisdiction, including any of those actions specified in (A) above, whether or not such action was taken or such decision was rendered with respect to us, the guarantor or any such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which in any case, in an opinion of counsel, will result in us, the guarantor or any such successor becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any of the Exchangeable Bonds, and, in any such case, we or the guarantor, as applicable, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us or the guarantor; and (y) we provide notice to all holders of the Exchangeable Bonds and the trustee and the paying agent no less than 20, and no more than 60, days prior to the earliest date on which we or the guarantor would be obligated to withhold tax resulting from the amendment or change described in (A) or (B) above were a payment in respect of the Exchangeable Bonds then due that we are designating such amendment or change as a tax event.

        We are not obligated to designate any event as a tax event. As a result, any development described in clause (x) of the preceding paragraph will not constitute a tax event unless we elect, at our option, to designate it as such. If we declare a tax event, however, and a tax event offer to repurchase pursuant to the indenture, neither we nor the guarantor will thereafter be required to pay related additional amounts in respect of the Exchangeable Bonds. See "—Additional Amounts."

Exchange Rate Adjustments

        The exchange rate will be adjusted for certain events, as described below, except that we will not make any adjustments to the exchange rate if holders of Exchangeable Bonds have the right to participate (other than in the case of a share split or share combination or a tender or exchange offer), as a result of holding the Exchangeable Bonds, in any of the transactions described below without having to exchange their Exchangeable Bonds:

  (1)
  If the guarantor exclusively issues the Shares as a dividend or distribution on the Shares, or effects a subdivision or combination of the outstanding Shares, the exchange rate will be adjusted based on the following formula:

ER0	=	the exchange rate in effect immediately prior to the close of business on the record date of such dividend or distribution, or immediately prior to the open of business on the date of the subdivision or combination
ER'	=	the exchange rate in effect immediately after the close of business on such record date or date of subdivision or combination
OS0	=	the number of Shares outstanding immediately prior to such subdivision or combination
OS	=	the number of Shares that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination

    Any adjustment made under this paragraph (1) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the date for such subdivision or combination, as applicable. If any dividend or distribution of the type described in this paragraph (1) is declared but not so paid or made, the exchange rate will be immediately readjusted, effective as of the date the guarantor's board of directors determines not to pay such dividend or distribution, to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

  (2)
  If the guarantor issues to all or substantially all holders of the Shares, rights, options or warrants (other than in connection with a shareholder rights plan) that allow such holders, for a period ending not more than 45 days after the announcement date of such issuance, to subscribe for or purchase the Shares at a price per share that is less than the average of the last reported sale prices of the Shares for the ten consecutive trading days ending on the business day immediately preceding the announcement date of such issuance, the exchange rate will be adjusted based on the following formula:

    where,

ER0	=	the exchange rate in effect immediately prior to the close of business on the record date for such issuance
ER'	=	the exchange rate in effect immediately after the close of business on such record date
OS0	=	the number of Shares outstanding immediately prior to the close of business on such record date
X	=	the total number of Shares issuable pursuant to such rights, options or warrants
Y	=
the number of Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of the Shares for the ten consecutive trading days ending on the trading day immediately preceding the announcement of the issuance of such rights, options or warrants

    Any increase made under this paragraph (2) will become effective immediately after the close of business on the record date for such issuance. To the extent that the Shares are not delivered after the expiration of such rights, options or warrants, the exchange rate will be decreased to be the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Shares actually delivered. If such rights, options or warrants are not so issued, the exchange rate will be decreased to the exchange rate that would then be in effect if such record date for such issuance had not occurred.

  (3)
  If the guarantor distributes the Shares, evidences of its indebtedness, other assets or property of the guarantor or rights, options or warrants to acquire the Shares or other securities, to all or substantially all holders of the Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected as described in paragraphs (1) or (2) above, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected as described in paragraph (4) below, and (iii) spin-offs (as defined below) as to which the provisions set forth below in this paragraph (3) apply (any of such Shares, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Shares or other securities, the "distributed property"), then the exchange rate will be increased based on the following formula:

    where,

ER0	=	the exchange rate in effect immediately prior to the close of business on the record date for such distribution;

ER'	=	the exchange rate in effect immediately after the close of business on such record date;
SP0	=
the average of the last reported sale prices of the Shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for the distribution; and
FMV	=	the fair market value (as determined by the guarantor's Board of Directors) of the distributed property with respect to each outstanding share on the ex-dividend date for the distribution.

    Any increase made as described in this paragraph (3) will become effective immediately after the close of business on the record date for such distribution. If the distribution is not so paid or made, the exchange rate will be decreased to the exchange rate that would then be in effect if the distribution had not been declared. Notwithstanding the foregoing, if the fair market value of the Shares is equal to or greater than SP0, in lieu of the foregoing increase, each holder of Exchangeable Bonds will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Shares receive the distributed property, the amount and kind of distributed property such Holder would have received if the holder owned a number of Shares equal to the exchange rate in effect on the ex-dividend date for the distribution.

    With respect to an adjustment as described in this paragraph (3) where there has been a payment of a dividend or other distribution on the Shares or shares of capital stock of any class or series, or similar equity interest, of or relating to one of the guarantor's subsidiaries or other business units, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a "spin-off"), the exchange rate will be increased based on the following formula:

    where,

ER0	=	the exchange rate in effect immediately prior to the close of business on the record date for the spin-off;
ER'	=	the exchange rate in effect immediately after the close of business on the record date for the spin-off;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of the Shares applicable to one Share over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of the Shares over the valuation period.

    The increase to the exchange rate under the preceding paragraph will occur at the close of business on the record date for the spin-off; provided that if the relevant exchange date occurs during the valuation period, references to "10" in the preceding paragraph will be deemed to be replaced with lesser number of trading days as have elapsed from, and including, the ex-dividend date of the spin-off to, and including, the exchange date in determining the exchange rate.

    For purposes of this paragraph (3), rights, options or warrants distributed by the Guarantor to all holders of the Shares entitling them to subscribe for or purchase Shares of the Guarantor's Capital Stock, including the Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a "trigger event"): (i) are deemed to be transferred with such Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Shares, will be deemed not to have been distributed for purposes of this paragraph (3) (and no adjustment to the exchange rate under this paragraph (3) will be required) until the occurrence of the earliest trigger event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if required) to the exchange rate will be made under this paragraph (3). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any trigger event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the exchange rate under this paragraph (3) was made, (1) in the case of any such rights, options or warrants that have all been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the exchange rate will be readjusted as if such rights, options or warrants had not been issued and (y) the exchange rate will then again be readjusted to give effect to such distribution, deemed distribution or trigger event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of the Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of the Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that will have expired or been terminated without exercise by any holders thereof, the exchange rate will be readjusted as if such rights, options and warrants had not been issued.

    For purposes of paragraphs (1) and (2) above and this paragraph (3), if any dividend or distribution to which this paragraph (3) is applicable also includes one or both of:

      •
      a dividend or distribution of the Shares to which paragraph (1) above is applicable (the "clause A distribution"); or

      •
      a dividend or distribution of rights, options or warrants to which paragraph (2) above is applicable (the "clause B distribution"),

      then, in either case, (1) such dividend or distribution, other than the clause A Distribution and the clause B Distribution, will be deemed to be a dividend or distribution to which this paragraph (3) is applicable (the "clause C distribution") and any exchange rate adjustment required by this paragraph (3) with respect to such clause C distribution will then be made, and (2) the clause A distribution and clause B distribution will be deemed to immediately follow the clause C distribution and any exchange rate adjustment required by paragraphs (1) and (2) above and with respect thereto will then be made, except that, if determined by the guarantor (I) the record date of the clause A distribution and the clause B distribution will be deemed to be the record date of the clause C distribution and (II) any Shares included in the clause A distribution or clause B distribution will be deemed not to be "outstanding immediately prior to the close of business on such record date" within the meaning of paragraph (1) above or "outstanding immediately prior to the close of business on such record date" within the meaning of paragraph (2) above.

  (4)
  If any cash dividend or distribution is made to all or substantially all holders of Shares, the exchange rate will be increased based on the following formula:

    where,

ER0	=	the exchange rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
ER'	=	the exchange rate in effect immediately after the close of business on the record date for such dividend or distribution;
SP0	=	the last reported sale price of the Shares on the trading day immediately preceding the record date for the ex-dividend or distribution;
C	=	the amount in cash per share the guarantor distributes to all or substantially all holders of the Shares.

    Any increase pursuant to this paragraph (4) will become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate will be decreased, effective as of the date the guarantor's board of directors determines not to make or pay such dividend or distribution, to be the exchange rate that would then be in effect if the dividend or distribution had not been declared. Notwithstanding the foregoing, if C (as defined above) is equal to or greater than SP0 (as defined above), in lieu of the foregoing increase, each holder of Exchangeable Bonds will receive, for each $1,000 principal amount of Exchangeable Bonds, at the same time and upon the same terms as holders of the Shares, the amount of cash that the Holder would have received if the Holder owned a number of the Shares equal to the exchange rate on the ex-dividend date for the cash dividend or distribution.

  (5)
  If the guarantor or any of its subsidiaries makes a payment in respect of a tender offer (which for the avoidance of doubt will not include any open market buybacks or purchases that are not tender offers) or exchange offer for the Shares, to the extent that the cash and value of any other consideration included in the payment per share of Shares exceeds the average of the last reported sale prices of the Shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

    where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the trading day immediately following the trading day next succeeding the date such tender or exchange offer expires;

ER'	=	the exchange rate in effect immediately after the open of business on the trading day immediately following the trading day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the guarantor's Board of Directors) paid or payable for the Shares purchased or exchanged in the tender or exchange offer;
OS0	=
the number of Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all the Shares accepted for purchase or exchange in the tender or exchange offer);
OS'	=
the number of Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all the Shares accepted for purchase or exchange in the tender or exchange offer);
SP	=
the average of the last reported sale prices of the Shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date the tender or exchange offer expires; and
SP'	=
the average of the last reported sale prices of the Shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date the tender or exchange offer expires.

    The increase to the exchange rate under this paragraph (5) will occur at the open of business on the trading day immediately following the trading day next succeeding the date such tender or exchange offer expires; provided that if the relevant exchange date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph will be deemed replaced with such lesser number of trading days as have elapsed between the date that such tender or exchange offer expires and the exchange date in determining the exchange rate as of such trading day.

        Except as stated above, the exchange rate will not be adjusted for the issuance of the Shares or any securities convertible into or exchangeable for the Shares or the right to purchase any of the foregoing.

        The guarantor may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange or any exchange on which any of the guarantor's securities are then listed, increase the exchange rate of the Exchangeable Bonds by any amount for any period of at least 20 business days. In such case, we will give at least 15 calendar days' notice of such increase. We may make such increases in the exchange rate, in addition to those set forth above, as the guarantor's board of directors deems advisable or to avoid or diminish any income tax to holders of our ordinary Shares resulting from any dividend or distribution of Shares (or rights to acquire Shares) or from any event treated as such for income tax purposes.

        Notwithstanding anything in this section to the contrary, we will not be required to adjust the exchange rate unless the adjustment would result in a change of at least 1% of the exchange rate. However, we will carry forward any adjustments that are less than 1% of the exchange rate and take them into account when determining subsequent adjustments.

        In addition, without limiting the generality of any other provision of the Exchangeable Bonds, the exchange rate will not be adjusted:

  (1)
  upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the guarantor's securities and the investment of additional optional amounts in the Shares under any plan;

  (2)
  upon the issuance of any Shares or options or rights to purchase the Shares pursuant to any present or future employee, director, officer or consultant benefit, compensation or stock purchase plan or program of or assumed by the guarantor or any of its subsidiaries;

  (3)
  upon the issuance of any Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described above and outstanding as of the issue date of the Exchangeable Bonds;

  (4)
  upon the repurchase of any Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender or exchange offer of the type described in paragraph (5) above;

  (5)
  solely for a change in the nominal value of the Shares; or

  (6)
  for accrued and unpaid interest, if any.

        As a result of any adjustment of the exchange rate, the holders of Exchangeable Bonds may, in certain circumstances, be deemed to have received a distribution that is treated as a dividend for U.S. federal income tax purposes. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of ordinary Shares.

Recapitalizations, Reclassifications and Changes of the Shares

        If the guarantor is a party to (1) a recapitalization, reclassification or change of the Shares, (2) a consolidation, merger or combination, (3) a sale, lease or transfer to a third party of the consolidated assets of the guarantor and its subsidiaries or (4) any statutory share exchange, in each case, as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets, then the exchange rights will be changed into a right to exchange the Exchangeable Bonds into the kind and amount of stock, other securities, other property or assets that a holder would have been entitled to receive if such holder had held a number of ordinary Shares equal to the applicable exchange rate in effect immediately prior to the transaction (the "reference property"). The amount of cash and any reference property holders receive will be based on the daily exchange values of reference property and the applicable exchange rate, as described above.

        If an event described in the immediately preceding paragraph causes the Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the reference property into which the Exchangeable Bonds will be exchangeable will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of the Shares that affirmatively make such an election or (y) if no holders of the Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Shares, and (ii) the unit of reference property for purposes of the immediately preceding paragraph will refer to the consideration referred to in clause (i) in this paragraph attributable to one share.

        To the extent that the Exchangeable Bonds become exchangeable into the right to receive cash following an event described above, interest will not accrue on such cash.

        If the transaction also constitutes a fundamental change, a holder can alternatively require us to purchase all or a portion of such holder's Exchangeable Bonds as described under "—Repurchase Rights Following Fundamental Change or Tax Event" below.

Calculations in Respect of the Exchangeable Bonds

        We will be responsible for making all calculations called for under the Exchangeable Bonds. These calculations include, but are not limited to, determinations of the last reported sale prices of the Shares, the accrued interest payable on the Exchangeable Bonds, the tax event repurchase price, the change of control repurchase price, the listing failure event repurchase price and the exchange rate of the Exchangeable Bonds. We will make all these calculations in good faith and, absent manifest error, our calculations shall be final and binding on holders of the Exchangeable Bonds. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively on the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of the Exchangeable Bonds upon the request of such holder at our cost and expense.

Repurchase Rights Following Fundamental Change or Tax Event

        If we undergo a fundamental change or tax event after the first issuance of the Exchangeable Bonds, each holder will have the option to require us to purchase its Exchangeable Bonds on a date of our choosing (the "repurchase date") that is not less than 60 business days after the fundamental change (or a longer period if required by applicable law). In the event of a change of control repurchase event, we will pay a purchase price equal to 101% of the principal amount of the holder's Exchangeable Bonds plus accrued and unpaid interest up to but excluding the date of purchase (the "change of control repurchase price"). In the event of a listing failure event or tax event, we will pay a purchase price equal to 100% of the principal amount of the holder's Exchangeable Bonds plus accrued and unpaid interest up to but excluding the date of purchase (the "listing failure event repurchase price" or "tax event repurchase price," as applicable). However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the interest payment date to the holder of record on the record date. A holder may require us to purchase all or any part of the Exchangeable Bonds so long as the principal amount at maturity of the Exchangeable Bonds being purchased is an integral multiple of $1,000.

        Our ability to repurchase Exchangeable Bonds with cash at any time may be limited by the terms of our then existing borrowing agreements. The indenture governing the Exchangeable Bonds prohibits us from repurchasing Exchangeable Bonds in connection with the holders' repurchase rights if any event of default under the indenture has occurred and is continuing, except for a default in the payment of the repurchase price with respect to the Exchangeable Bonds. If a fundamental change occurs at a time when we are prohibited from repurchasing the Exchangeable Bonds, we could seek the consent of our lenders to purchase the Exchangeable Bonds or attempt to refinance the debt. If we do not obtain such consent or we are not able to refinance the debt, we would not be permitted to repurchase the Exchangeable Bonds. Our existing borrowing agreements currently do not restrict us from repurchasing the Exchangeable Bonds so long as we remain in compliance with certain financial covenants.

        On or before the 20th calendar day after a fundamental change, we will provide notice to the trustee and to each holder of the Exchangeable Bonds of the fundamental change which specifies the terms and conditions and the procedures required for exercise of a holder's right to require us to repurchase its Exchangeable Bonds. Such notice will specify:

  (1)
  the events causing the fundamental change;

  (2)
  the date of such fundamental change;

  (3)
  the last date by which a holder of Exchangeable Bonds may exercise the repurchase right;

  (4)
  the fundamental change repurchase date;

  (5)
  the change of control repurchase price or the listing failure event repurchase price, as applicable;

  (6)
  the name and address of the paying agent and the exchange agent, if applicable;

  (7)
  the exchange rate and any adjustments to the exchange rate;

  (8)
  that Exchangeable Bonds with respect to which a fundamental change purchase notice is given by the holder may be exchanged only if the fundamental change purchase notice has been withdrawn in accordance with the terms of the indenture; and

  (9)
  the procedures that holders must follow to exercise these rights.

        No less than 20 and no more than 60 days prior to the earliest date on which we would have to withhold tax in connection with a tax event, we will provide notice to the trustee and to each holder of the Exchangeable Bonds of the tax event which specifies the terms and conditions and the procedures required for exercise of a holder's right to require us to repurchase its Exchangeable Bonds. Such notice will specify:

  (1)
  the events causing the tax event;

  (2)
  the date of such tax event;

  (3)
  the last date by which a holder of Exchangeable Bonds may exercise the repurchase right;

  (4)
  the tax event repurchase date;

  (5)
  the tax event repurchase price;

  (6)
  the name and address of the paying agent and the exchange agent, if applicable;

  (7)
  the exchange rate and any adjustments to the exchange rate;

  (8)
  that Exchangeable Bonds with respect to which a tax event purchase notice is given by the holder may be exchanged only if the tax event purchase notice has been withdrawn in accordance with the terms of the indenture;

  (9)
  the impact of such tax event on our obligation to pay additional amounts; and

  (10)
  the procedures that holders must follow to exercise these rights.

        To exercise the repurchase right, a holder of Exchangeable Bonds must deliver, at any time prior to the close of business on the business day immediately preceding the repurchase date specified in our notice, written notice to the paying agent of the holder's exercise of its repurchase right.

        The holder may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date that states the principal amount of the withdrawn Exchangeable Bonds, the certificate number of the Exchangeable Bonds in the case of a physical bond and the principal amount, if any, of Exchangeable Bonds that remain subject to the original repurchase notice, which must be in principal amounts of $1,000 or an integral multiple of $1,000.

        For purposes of defining a fundamental change:

  •
  the terms "person" and "group" have the meanings given to them in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions;

  •
  the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

  •
  the term "beneficial owner" is determined in accordance with Rule 13d-3 under the Exchange Act.

        Rule 13e-4 under the Exchange Act, as amended, requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the Exchangeable Bonds. We will comply with this rule to the extent applicable at that time.

        We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the Exchangeable Bonds, but that would increase the amount of our outstanding indebtedness or the outstanding indebtedness of our subsidiaries.

        No Exchangeable Bonds may be repurchased at the option of holders upon a fundamental change if the principal amount of the Exchangeable Bonds has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from our default in the payment of the tax event repurchase price, the change of control repurchase price or the listing failure event repurchase price).

        The fundamental change repurchase feature of the Exchangeable Bonds may in certain circumstances make it more difficult or discourage a takeover of us or the guarantor. The fundamental change repurchase feature, however, is not the result of our knowledge of any specific effort to accumulate the Shares, to obtain control of us by means of a merger, scheme of arrangement, tender offer solicitation or otherwise, or by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the Exchangeable Bonds, is limited to specified transactions and may not include other events that might adversely affect our or the guarantor's financial condition or results of operations.

Consolidation, Merger and Sale of Assets

        We have agreed, for so long as any Exchangeable Bonds remain outstanding, that we will not consolidate with or merge into any entity, or transfer or dispose of all or substantially all of our assets to any entity, unless, among certain other requirements:

  •
  either (a) we or the guarantor is the continuing entity or (b) the continuing entity is organized under the laws of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, or any other jurisdiction that does not adversely affect the rights of any Holder under the indenture in any material respect;

  •
  immediately after giving effect to such transaction or series of transactions, no default or event of default will have occurred and be continuing or would result therefrom; and

  •
  the successor (if not us or the guarantor) expressly assumes our or the guarantor's, as applicable, covenants and obligations under the indenture.

Additional Covenants

        The covenants summarized below will apply to the Exchangeable Bonds.

Ownership of Transocean Ltd.

        The guarantor will continue to own (directly or indirectly) 100% of our common equity.

Covenants with Respect to the Shares

        The guarantor will keep available at all times (a) conditional share capital to issue and/or (b) the Shares held in treasury by the guarantor or any of its subsidiaries to deliver to holders of the Exchangeable Bonds the full number of Shares issuable or deliverable, as applicable, upon exchange of the Exchangeable Bonds, which Shares will not be subject by law to preemptive rights and in respect of which no contractual preemptive rights will be granted. The guarantor will cause the person in whose name any Shares will be issuable upon exchange to be effectively treated as a stockholder of record of such Shares for purposes of any dividends or distribution payable on the Shares as of the close of business on the relevant exchange date.

        The guarantor may not alter its share capital or amend its articles of association if and to the extent such alteration or amendment would have the effect of preventing, hindering or impairing the right of holders of the Exchangeable Bonds to exchange their Exchangeable Bonds for the Shares.

        The guarantor undertakes to and covenants with the trustee that in the event of our failing to comply with our obligations pursuant to the provisions described under "—Exchange Rights—Settlement Upon Exchange" above, the guarantor will cause us to comply with such obligations.

Required Information

        At any time we and the guarantor are not subject to Sections 13 or 15(d) of the Exchange Act, we will, so long as any of the Exchangeable Bonds or the Shares constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to any holder, beneficial owner or prospective purchaser of such Exchangeable Bonds or any such Shares, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any other provision of Rule 144A, as such rule may be amended from time to time), to facilitate the resale of such Exchangeable Bonds or the Shares pursuant to Rule 144A under the Securities Act, as such rule may be amended from time to time.

        We and the guarantor will file with the trustee within fifteen days after the same are required to be filed with the SEC, copies of any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that we or the guarantor files with the SEC via the SEC's EDGAR system will be deemed to be filed with the trustee for purposes of this paragraph at the time such documents are filed via the EDGAR system.

        Delivery of such reports, documents and information to the trustee is for informational purposes only, and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants (as to which the trustee is entitled to rely exclusively on officers' certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with this required information covenant or the posting of any reports, documents and information on the EDGAR system or any website.

Events of Default

        Each of the following will constitute an event of default under the indenture:

  •
  we or the guarantor defaults in the payment of interest on any Exchangeable Bond when due and payable, and the default continues for a period of 30 days;

  •
  we or the guarantor defaults in the payment of the principal (including the tax event repurchase price, change of control repurchase price or listing failure event repurchase price, if applicable) of, or premium on, any Exchangeable Bond when due and payable at maturity, upon required repurchase or otherwise;

  •
  we or the guarantor fails to comply with our respective obligations to exchange the Exchangeable Bonds in accordance with the indenture upon exercise of a holder's exchange right;

  •
  we or the guarantor fails to make an offer in connection with a fundamental change or tax event in accordance with the indenture;

  •
  we or the guarantor fails to comply with any covenant or agreement in the indenture and such default or breach continues for 90 days after we have been given written notice specifying such default or breach and requiring it to be remedied in accordance with the indenture;

  •
  the occurrence of a listing failure event;

  •
  certain events involving bankruptcy, insolvency or liquidation of us or the guarantor; and

  •
  the guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding, or the guarantor denies or disaffirms its obligations under the indenture.

        If an event of default described above will occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the Exchangeable Bonds then outstanding may declare the Exchangeable Bonds due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Exchangeable Bonds by appropriate judicial proceedings. Such declaration may be rescinded and annulled with the written consent of the holders of a majority in aggregate principal amount of the Exchangeable Bonds then outstanding on behalf of all holders of Exchangeable Bonds, subject to the provisions of the indenture. Notwithstanding the foregoing, no such waiver or rescission and annulment will extend to affect any default or event of default resulting from (i) the nonpayment of the principal (including the change of control repurchase price, the listing failure event repurchase price or the tax event repurchase price, if applicable) of, or accrued and unpaid interest on, any Exchangeable Bonds, (ii) failure to repurchase any Exchangeable Bonds when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Exchangeable Bonds. Further, notwithstanding the foregoing, the guarantor's failure to own (directly or indirectly) 100% of the common equity of us shall constitute an event of default immediately upon such event.

Tax Additional Amounts

        We and the guarantor, or any such successor, as applicable, will pay any amounts due with respect to the Exchangeable Bonds without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a "withholding tax") imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which we or the guarantor, or any such successor, as applicable, are resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the "taxing jurisdiction"), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we or the guarantor, or any such successor, as applicable, will (subject to compliance by you with any relevant administrative requirements) pay you additional amounts as will result in your receipt of such amounts as you would have received had no such withholding or deduction been required.

        If the taxing jurisdiction requires us to deduct or withhold any of these taxes, levies, imposts or charges, we or the guarantor, or any such successor, as applicable, will (subject to compliance by the holder of Exchangeable Bonds with any relevant administrative requirements) pay these additional amounts in respect of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Exchangeable Bonds and the indenture, as may be necessary so that the net amounts paid to the holder or the trustee after such deduction or withholding will equal the principal amount, redemption price, repurchase price and interest (if any), on the Exchangeable Bonds. However, none of us or the guarantor, or any such successor, as applicable, will pay additional amounts in the following instances:

  (1)
  if any withholding would not be payable or due but for the fact that (1) the holder (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction or otherwise having some present or former connection with the taxing jurisdiction other than the holding or ownership of the Exchangeable Bonds or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Exchangeable Bonds and the indenture, or the enforcement of the Exchangeable Bonds or (2) where presentation is required, the Exchangeable Bonds were presented more than 30 days after the date such payment became due or was provided for, whichever is later,

  (2)
  if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Exchangeable Bonds, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax,

  (3)
  if any withholding tax would not be payable but for a tax event and we have made a tax event offer to repurchase pursuant to the indenture, or

  (4)
  if any withholding tax is required to be made in respect of payments made to holders of the Exchangeable Bonds resident in Switzerland (including any holders of Exchangeable Bonds who fail to provide required certification, documentation or other information establishing residence outside of Switzerland) pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system to which a person other than the issuer is required to withhold tax on any interest payment, or any combination of the instances described in the preceding bullet points.

        Notwithstanding anything herein to the contrary, if a holder does not elect to exchange, or cause repurchase of, its Exchangeable Bonds following a tax event, none of us or the guarantor, or any such successor, as applicable, will be required to pay additional amounts with respect to payments made in respect of such Exchangeable Bonds following the tax event repurchase date, and all subsequent payments in respect of such Exchangeable Bonds will be subject to any tax required to be withheld or deducted under the laws of a relevant taxing jurisdiction. The obligation to pay additional amounts to any such holder for payments made on or in periods prior to the tax event repurchase date will remain subject to the exceptions described above.

Satisfaction and Discharge

        When (a)(i) all outstanding Exchangeable Bonds have been delivered to the trustee for cancellation; or (ii) we or the guarantor has deposited with the trustee or delivered to holders, as applicable, after the Exchangeable Bonds have become due and payable, whether on the maturity date, any tax event repurchase date, any fundamental change repurchase date, upon exchange or otherwise, cash, the Shares, and any cash in lieu of fractional Shares, solely to satisfy the guarantor's exchange obligation, sufficient, without consideration of any reinvestment of interest, to pay all of the outstanding

Exchangeable Bonds and all other sums due and payable under the indenture by us and the guarantor; and (b) we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with, then the indenture will cease to be of further effect with respect to the Exchangeable Bonds.

Amendments to the Indenture

        With the consent of the holders of at least a majority of the aggregate principal amount of the Exchangeable Bonds then outstanding, we, the guarantor and the trustee may enter into supplemental indentures for the purpose of modifying or amending any of the provisions of the indenture or any supplemental indentures thereto, or of modifying in any manner the rights of the holders hereunder or thereunder; provided, however, that, without the consent of each holder of an outstanding Exchangeable Bond affected, no such supplemental indenture shall:

  •
  reduce the principal amount of the then outstanding Exchangeable Bonds whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any Exchangeable Bonds;

  •
  reduce the rate of or change the time for payment of interest on any Exchangeable Bond;

  •
  make any change that adversely affects the exchange rights or tax event or fundamental change repurchase rights of the Exchangeable Bonds;

  •
  waive a default or event of default in the payment or delivery, as the case may be, of (i) the principal (including the tax event repurchase price, the change of control repurchase price or the listing event repurchase price, if any) of, (ii) interest on or (iii) any consideration due upon exchange of, the Exchangeable Bonds (except a rescission of acceleration of the Exchangeable Bonds by the holders of at least a majority in aggregate principal amount of the then outstanding Exchangeable Bonds and a waiver of the payment default that resulted from such acceleration);

  •
  make any Exchangeable Bond payable in money other than that stated in the Exchangeable Bond;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of Exchangeable Bonds to receive payments of principal of, or interest or premium, if any, on the Exchangeable Bonds;

  •
  adversely alter any of the provisions with respect to a repurchase of the Exchangeable Bonds upon a tax event or fundamental change or waive any payment of the tax event repurchase price, the change of control repurchase price or the listing failure event repurchase price;

  •
  cause the Exchangeable Bonds or the guarantee to become subordinated in right of payment to any other indebtedness of us or the guarantor, as applicable;

  •
  make any change in the amendment and waiver provisions; or

  •
  release the guarantor from its obligations under the guarantee or the indenture, except as permitted by the indenture.

        Further, without requiring the consent of any holders, we, the guarantor and the trustee may enter into supplemental indentures for one or more of the following purposes:

  •
  to cure any ambiguity or to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, provided such action will not adversely affect the interests of the holders of Exchangeable Bonds in any material respect;

  •
  to provide for uncertificated Exchangeable Bonds in addition to or in place of physical bonds or to alter the provisions of the indenture regarding the form of the Exchangeable Bonds (including the related definitions) in a manner that does not adversely affect any holder of Exchangeable Bonds in any material respect;

  •
  to provide for the assumption of our or the guarantor's obligations to the holders under the indenture by a successor company as provided for in the indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders that does not adversely affect the legal rights hereunder of any holder in any material respect, as determined in good faith by us, as evidenced in an officers' certificate, or to surrender any right or power conferred upon us or the guarantor;

  •
  to evidence and provide the acceptance of the appointment of a successor trustee pursuant to the terms of the indenture;

  •
  to add an additional guarantor to the Exchangeable Bonds;

  •
  to increase the exchange rate;

  •
  to provide for the issuance of additional Exchangeable Bonds as permitted under the indenture;

  •
  in connection with any event described under "—Recapitalizations, Reclassifications and Changes of the Shares," to provide that the Exchangeable Bonds are exchangeable into reference property, subject to the provisions of the indenture, and make such related changes to the terms of the Exchangeable Bonds to the extent expressly required; or

  •
  to conform the provisions of the indenture of the Exchangeable Bonds to this "Description of Transocean Ltd. Exchangeable Bonds."

Global Exchangeable Bonds: Book-Entry Form

        The Exchangeable Bonds will be represented by one or more global securities. A global security is a special type of indirectly held security. Each global security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under the circumstances described below, the Exchangeable Bonds will not be issued in definitive form in the name of individual holders.

        Investors may hold interests in the Exchangeable Bonds outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters with the respective principal amounts of the Exchangeable Bonds represented by the global security. Ownership of beneficial interests in a global security will be limited to DTC participants (i.e., persons that have accounts with DTC or its nominee) or persons that may hold interests through DTC participants including Euroclear and Clearstream. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (except with respect to persons that are themselves DTC participants).

        So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee will be considered the sole owner or holder of the Exchangeable Bonds represented by that global security under the indenture. Except as described below, owners of beneficial interests in a global security are not entitled to have Exchangeable Bonds represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of Exchangeable Bonds in definitive form and will not be considered the owners or holders of the Exchangeable Bonds under the indenture. Principal and interest payments on Exchangeable Bonds registered in the name of DTC or its nominee will be made to DTC or the nominee, as the registered owner. None of us, the guarantor, the trustee, any paying agent or the registrar for the Exchangeable Bonds will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or with respect to delivery to any participant, member, beneficial owner or other person (other than DTC) of any notice. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Those limits and laws may impair the ability to transfer beneficial interests in a global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately the participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue Exchangeable Bonds in definitive form in exchange for the entire global security for the Exchangeable Bonds. In addition, we may at any time choose not to have Exchangeable Bonds represented by a global security and will then issue Exchangeable Bonds in definitive form in exchange for the entire global security relating to the Exchangeable Bonds. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Exchangeable Bonds represented by the global security equal in principal amount to that beneficial interest and to have the Exchangeable Bonds registered in its name. Exchangeable Bonds so issued in definitive form will be issued as registered Exchangeable Bonds in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

Meetings of Holders

        Meetings of holders of Exchangeable Bonds may be called at any time for any of the following purposes:

  •
  to give any notice to us or to the trustee or to give any directions to the trustee permitted under the indenture, or to consent to the waiving of any default or event of default under the indenture and its consequences, or to take any other action authorized to be taken by holders of Exchangeable Bonds in respect of an event of default or remedy in respect of an event of default;

  •
  to remove the trustee and nominate a successor trustee pursuant to the indenture;

  •
  to consent to the execution of an indenture or supplemental indenture amending or modifying the indenture; or

  •
  to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of Exchangeable Bonds under any other provision of the indenture.

Calls of Meetings

        The trustee may at any time call a meeting of holders of Exchangeable Bonds to take any action specified above, to be held at such time and place as the trustee will determine. Notice of every meeting of holders of Exchangeable Bonds, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date, will be delivered to holders of Exchangeable Bonds. Such notice will also be delivered to us, not less than 20 or more than 90 days prior to the date fixed for the meeting.

        Any meeting of holders of Exchangeable Bonds will be valid without notice if the holders of all Exchangeable Bonds then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Exchangeable Bonds then outstanding, and if we and the trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        In case at any time we or the holders of at least 25% of the aggregate principal amount of the Exchangeable Bonds then outstanding will have requested the trustee to call a meeting of holders of Exchangeable Bonds, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the trustee will not have delivered the notice of such meeting within 20 days after receipt of such request, then we or such holders may determine the time and the place for such meeting and may call such meeting to take any action described above, by delivering notice thereof as provided in this section.

Qualifications for Voting

        To be entitled to vote at any meeting of holders, a person must (a) be a holder of one or more Exchangeable Bonds on the record date pertaining to such meeting and (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Exchangeable Bonds on the record date pertaining to such meeting. The only persons entitled to be present or to speak at any meeting of holders will be the persons entitled to vote at such meeting and their counsel, any representatives of the trustee and its counsel and any of our representatives and our counsel.

Notices

        Any notice or communication delivered or to be delivered to a holder of Exchangeable Bonds, so long as the Exchangeable Bonds remain in global form, will be delivered in accordance with the applicable procedures of the depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notices to holders of Exchangeable Bonds in certificated form will be given by mail to the holder's address as it appears in the Exchangeable Bonds register.

Information Regarding the Trustee

        Computershare, as trustee under the indenture, has been appointed by us as paying agent, exchange agent, registrar and custodian with regard to the Exchangeable Bonds. The trustee and its affiliates provide and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Governing Law

        The indenture and the Exchangeable Bonds are governed by, and will be construed in accordance with, the law of the State of New York.

DESCRIPTION OF TRANSOCEAN LTD. SHARES

        The following description of the share capital of Transocean Ltd. is a summary. This summary is subject to the complete text of our articles of association, which are incorporated by reference to the registration statement of which this prospectus forms a part. We encourage you to read the articles of association carefully. In this section, references to "we," "our," and "us" mean Transocean Ltd.

Description of Share Capital

        Issued Share Capital.    As of January 30, 2018, the share capital of Transocean Ltd. registered in the commercial register was 46,173,149.40 Swiss francs, divided into 461,731,494 registered Shares, par value 0.10 Swiss francs per share. The issued Shares are fully paid, non-assessable, and rank pari passu with each other and all other Shares.

        General Authorized Share Capital.    Our board of directors is authorized to issue new Shares at any time until May 12, 2018 and thereby increase the stated share capital by a maximum amount of 2,225,804.30 Swiss francs by issuing a maximum of 22,258,043 Shares. Our general authorized share capital expires on January May 12, 2018.

        Our board of directors determines the time of the issuance, the issuance price, the manner in which the new Shares have to be paid in, the date from which the new Shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or Shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest. For further information on preemptive rights with respect to our authorized share capital, see "—Preemptive Rights and Advance Subscription Rights" below.

        Additional authorized share capital for a mandatory offer or the compulsory acquisition of the Songa Shares not tendered in the Voluntary Tender Offer.    At the extraordinary general meeting of shareholders held by Transocean Ltd. convened on January 16, 2018, regarding, among other things, the ordinary share capital increase in connection with the settlement of the Voluntary Tender Offer and the issuance of Shares, Transocean Ltd.'s shareholders approved additional authorized share capital in the form of a new article 5bis of our articles of association. The new authorized share capital may only be used for purposes of effecting a mandatory offer for or a compulsory acquisition of the Songa Shares not tendered in the Voluntary Tender Offer.

        Pursuant to the additional authorized share capital, the board of directors is authorized to increase the share capital, at any time until January 16, 2020, by a maximum amount of CHF 2,539,286.50 by issuing a maximum of 25,392,865 fully paid up Shares in connection with a compulsory acquisition of or a mandatory offer for the Songa Shares not acquired by Transocean Ltd. upon completion of the Voluntary Tender Offer. The preemptive rights of the shareholders are excluded for the purposes of a mandatory offer or the compulsory acquisition of the Songa Shares not tendered in the Voluntary Tender Offer and allotted to the holders of the Songa Shares that have not been tendered in the Voluntary Tender Offer.

        The board of directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the allotted preemptive rights and the allotment of allotted preemptive rights that have not been exercised. The board of directors may allow the allotted preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have been allotted but not exercised, at market conditions or use them otherwise in the interest of Transocean Ltd.

        An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of Transocean Ltd., and (ii) in partial amounts shall be permissible.

        The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of Transocean Ltd.'s articles of association.

        Conditional Share Capital.    Our articles of association provide for a conditional share capital that allows the issuance by us of up to 143,783,041 Shares and thus an increase of the stated share capital by a maximum amount of 14,378,304.10 Swiss francs. These Shares may be issued through:

  •
  the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our subsidiaries or any of our respective predecessors; or

  •
  in connection with the issuance of Shares, options or other share-based awards to directors, members of our executive management, employees, contractors, consultants or other persons providing services to us or our subsidiaries.

        An aggregate number of 83,073,046 Shares has been reserved under Transocean Ltd.'s conditional share capital in connection with the exercise of the conversion rights granted under the Exchangeable Bonds issued in connection with the Voluntary Tender Offer and the Private Exchange Offer, as defined in "Summary of the Songa Offshore Transaction." Additional Shares will be reserved under Transocean Ltd.'s conditional share capital in connection with the exercise of the conversion rights granted under the Exchangeable Bonds to be issued in connection with the compulsory acquisition of the Songa Shares not acquired in the Voluntary Tender Offer.

        For information on preemptive rights with respect to our conditional share capital, see "—Preemptive Rights and Advance Subscription Rights" below.

        Other Classes or Series of Shares.    The board of directors may not create Shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and an absolute majority of the par value of the Shares, each as represented (in person or by proxy) at a general meeting of the shareholders. The board of directors may create preferred stock with the vote of a majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots).

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code of Obligations (the "Swiss Code"), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of Shares, or rights to subscribe for, or convert into, Shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have preemptive rights in relation to such Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

        If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. Our articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "—Authorized Share Capital" and "—Conditional Share Capital."

        General Authorized Share Capital.    At any time until May 12, 2018, the board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of Shares from authorized capital if:

  •
  the issue price of the new Shares is determined by reference to the market price;

  •
  the Shares are issued in connection with the acquisition of an enterprise or participations or any part of an enterprise or participations, the financing or refinancing of any such transactions or the financing of our new investment plans;

  •
  the Shares are issued in connection with the intended broadening of the shareholder constituency of Transocean Ltd. in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the Shares on domestic or foreign stock exchanges;

  •
  in connection with a placement or sale of Shares, the grant of an over-allotment option of up to 20% of the total number of Shares in a placement or sale of Shares to the initial purchasers or underwriters; and

  •
  for the participation of directors, members of our executive management team, employees, contractors, consultants and other persons performing services for our benefit or the benefit of any of our subsidiaries.

        Additional authorized share capital for a mandatory offer or the compulsory acquisition of the Songa Shares not tendered in the Voluntary Tender Offer.    The preemptive rights of the shareholders are excluded for the purposes of a mandatory offer or the compulsory acquisition of the Songa Shares not tendered in the Voluntary Tender Offer and allotted to the holders of the Songa Shares that have not been tendered in the Voluntary Tender Offer.

        Conditional Share Capital.    In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our Shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in connection with the issuance of bonds, notes, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Shares if the issuance is for purposes of financing or refinancing the acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement.

  •
  If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

  •
  the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

        The preemptive rights and the advance subscription rights of shareholders are excluded with respect to Shares, bonds, notes, warrants or other securities or contractual obligations issued from our conditional share capital to directors, members of executive management, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

        Under the Swiss Code, dividends may be paid out only if we have sufficient distributable profits from the previous fiscal year, or if we have freely distributable reserves (including contribution reserves, which are also referred to as additional paid-in capital), each as will be presented on our audited annual standalone statutory balance sheet. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting of shareholders (not counting abstentions and blank or invalid ballots) must approve the distribution of dividends. The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

        Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a par value reduction. Such a par value reduction requires the approval of shareholders holding a majority of the votes cast at the general meeting of shareholders (not counting abstentions and blank or invalid ballots). A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the par value reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

        Under the Swiss Code, if our general reserves amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we may be required to create a special reserve on our audited annual standalone statutory balance sheet in the amount of the purchase price of Shares repurchased by us or our subsidiaries, which amount may not be used for dividends or subsequent repurchases.

        Swiss companies generally must maintain a separate company, stand-alone "statutory" balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a proposal made by the board of directors to shareholders regarding the appropriation of our available earnings or the distribution of freely distributable reserves conforms to the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments. Our articles of association provide that dividends that have not been claimed within five years after the payment date become our property and are allocated to the general reserves. Dividends paid out of distributable profits or distributable general reserves are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Distributions to shareholders in the form of a par value reduction and distributions out of qualifying additional paid-in capital are not subject to the Swiss federal withholding tax.

        Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars, or in Swiss francs, and shareholders may be given the right to elect to be paid any such dividends in U.S. dollars or Swiss francs. Distribution through a reduction in the par value of the Shares must be declared in Swiss francs; however, shareholders may be provided with the option to elect to be paid in U.S. dollars or Swiss francs.

Repurchases of Shares

        The Swiss Code limits our ability to hold or repurchase our own Shares. We and our subsidiaries may only repurchase Shares if and to the extent that sufficient freely distributable reserves are available, as described above under "—Dividends and Other Distributions." The aggregate par value of all of our Shares held by us and our subsidiaries may not exceed 10% of the registered share capital. However, we may repurchase our own Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase Shares in an amount in excess of 10% and the repurchased Shares are dedicated for cancellation. Any Shares repurchased pursuant to such an authorization will then be cancelled at a general meeting of shareholders upon the approval of shareholders holding a majority of the votes cast at the general meeting. Repurchased Shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are, unless otherwise resolved by our shareholders at a general meeting, entitled to the economic benefits generally associated with the Shares.

General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. Among other things, the following powers will be vested exclusively in the shareholders meeting:

  •
  adoption and amendment of our articles of association;

  •
  the annual election of the chairman of the board of directors, the members of the board of directors, the members of the compensation committee of the board of directors, the auditor and the independent proxy;

  •
  approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

  •
  appropriation of the annual profit shown on our annual stand-alone statutory balance sheet, in particular the distribution of any dividends;

  •
  discharge of the members of the board of directors and the executive management team from liability for business conduct during the previous fiscal year(s) to the extent such conduct is known to the shareholders;

  •
  ratification of the maximum aggregate amounts of compensation of the board of directors and the executive management team;

  •
  subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association); and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

        Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual management report, the annual election of our chairman of the board of directors, the members of the board of directors, the members of the compensation committee of our board of directors, our auditor and our independent proxy, and the ratification of the maximum aggregate amount of compensation of the board of directors and the executive management team. The invitation to general meetings must be published in the Swiss Official

Gazette of Commerce at least 20 calendar days prior to the date of the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who requested that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

        An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the share capital recorded in the commercial register or according to the views expressed in legal writing, which is a persuasive authority in Switzerland, holding Shares with an aggregate par value of CHF 1 million, specifying the items for the agenda and their proposals, or if it appears from the annual stand-alone statutory balance sheet that half of our share capital recorded in the commercial register and legal reserves are not covered by our assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Agenda Requests

        Under our articles of association, any shareholder may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing and received by us at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 30 calendar days before or after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth calendar day following the date on which we have made public disclosure of the date of the general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required Shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report, our compensation report pursuant to Swiss law and the auditor's reports must be made available for inspection by the shareholders at our registered office in Steinhausen, Canton of Zug, Switzerland, no later than 20 calendar days prior to the annual general meeting of shareholders. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

        Each of our Shares carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder (including the independent proxy), which proxy need not be a shareholder. Our articles of association do not limit the number of Shares that may be voted by a single shareholder. Shareholders wishing to exercise their voting rights who hold their Shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions. Shareholders holding their Shares through a bank, broker or other nominee will not automatically be registered in our share register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our Shares.

        Treasury Shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        Our articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a relative majority of the votes cast at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association. However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation following such failure. If a nominee who has submitted such a letter of resignation does not receive more votes cast "for" than "against" the nominee's election, the corporate governance committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it. The board must then act on the corporate governance committee's recommendation within 90 days following the shareholder vote. The board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter.

        The acting chair may direct that resolutions and elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

        The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Shares, each as represented at a general meeting to approve, among other things, the following matters:

  •
  the amendment to or the modification of the purpose clause in our articles of association;

  •
  the creation or cancellation of Shares with privileged voting rights;

  •
  the restriction on the transferability of Shares or cancellation thereof;

  •
  the restriction on the exercise of the right to vote or the cancellation thereof;

  •
  an authorized or conditional increase in the share capital;

  •
  an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;

  •
  the limitation on or withdrawal of preemptive rights;

  •
  a change in our registered office;

  •
  the conversion of registered Shares into bearer Shares and vice versa; and

  •
  our dissolution.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the "Merger Act"), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding Shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of "all or substantially all of our assets" by us. See "—Compulsory Acquisitions; Appraisal Rights" below.

        Our articles of association require the affirmative vote of at least two-thirds of the Shares entitled to vote at a general meeting to approve the following matters:

  •
  the removal of a serving member of the board of directors;

  •
  any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;

  •
  any changes to Article 18 specifying vote requirements for resolutions and elections;

  •
  any changes to Article 20, paragraph 2 specifying supermajority vote requirements;

  •
  any changes to Article 21 specifying quorum requirements;

  •
  any changes to Article 22 specifying the number of members of the board of directors;

  •
  any changes to Article 23 specifying the term of the board of directors; and

  •
  any changes to Article 24 specifying the organization of the board of directors and the indemnification provisions for directors and officers.

        Our articles of association require the affirmative vote of holders of the number of our Shares at least equal to the sum of (A) two-thirds of the number of all Shares outstanding and entitled to vote at a general meeting, plus (B) a number of Shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of Shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

        The presence of shareholders, in person or by proxy, holding at least a majority of the Shares entitled to vote at the time when the general meeting proceeds to business is generally the required presence for a quorum for the transaction of business at a general meeting of shareholders. However, the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business is the required presence for a quorum to adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

  •
  Article 18—which relates to proceedings and procedures at general meetings;

  •
  Article 19(g)—which relates to business combinations with interested shareholders;

  •
  Article 20—which sets forth the level of shareholder approval required for certain matters;

  •
  Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a serving member of the board of directors; and

  •
  Articles 22, 23 and 24—which relate to the size and the organization of the board of directors, the term of directors and the indemnification provisions for directors and officers.

        Additionally, shareholders present, in person or by proxy, holding at least two-thirds of the share capital recorded in the commercial register at the time when the general meeting proceeds to business constitute the required presence for a quorum at a general meeting to adopt a resolution to remove a serving director.

        Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his, her or its own Shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that a special commissioner investigate specific facts in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of Shares in an aggregate par value of at least 2 million Swiss francs may request, within three months after the general meeting, the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

        Swiss companies that undertake business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the Shares and a majority of the par value of the Shares, each as represented at the general meeting of shareholders, vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—Voting" above.

        Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by Shares, such as Transocean Ltd., the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of "all or substantially all of our assets" by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the Shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the company's assets, after the divestment, are not invested in accordance with the company's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the company's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company's business.

        If all of the foregoing apply, a shareholder resolution would likely be required.

Legal Name; Formation; Fiscal Year; Registered Office

        Transocean Ltd. was initially formed on August 18, 2008. It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CHE-114.461.224. Transocean Ltd.'s fiscal year is the calendar year.

        The address of Transocean Ltd.'s registered office is Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland, and the telephone number at that address is +41 (0)41 749 0500.

Corporate Purpose

        Transocean Ltd. is the parent holding company of the Transocean group. Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose. Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

        Our articles of association do not limit our duration. Under Swiss law, we may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two thirds of voting rights and an absolute majority of the par value of the Shares, each as represented (in person or by proxy) at the general meeting. Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of Shares held, but this surplus is subject to Swiss withholding tax of 35%. Our Shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

        Our Shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with Computershare, and constitute intermediated securities within the meaning of the Swiss Federal Act on Intermediated Securities. In accordance with article 973c of the Code, Transocean Ltd. maintains a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

        Our Shares are listed and trade on the New York Stock Exchange under the symbol "RIG."

No Sinking Fund

        The Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The Shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

        The Shares are not convertible into Shares of any other class or series or subject to redemption either by us or the holder of the Shares.

Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our Shares. Our share register is maintained by Computershare, which acts as transfer agent and registrar. The share register reflects only record owners of our Shares. Swiss law does not recognize fractional share interests.

ANTI-TAKEOVER PROVISIONS

        Transocean Ltd.'s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.

        Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Transocean Ltd.'s articles of association. Transocean Ltd.'s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the shares outstanding and entitled to vote at that meeting.

        Transocean Ltd.'s articles of association include a provision that is based on the Delaware corporate law regarding business combinations. This provision provides that, subject to specified exceptions, absent the approval of holders of the number of Shares at least equal to the sum of (A) two-thirds of the number of all Shares outstanding and entitled to vote at a general meeting, plus (B) a number of Shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of Shares held by an interested shareholder, Transocean Ltd. may not engage in any business combination with an interested shareholder (as those terms are defined in Transocean Ltd.'s articles of association) or amend the provisions in Transocean Ltd.'s articles of association relating to this shareholder approval requirement.

        The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

  •
  the board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction as a result of which the shareholder becomes an interested shareholder; or

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Shares outstanding and entitled to vote at a general meeting of shareholders at the time the transaction commenced.

        As defined in Transocean Ltd.'s articles of association, an interested shareholder generally includes any person who, together with that person's affiliates or associates, (1) owns 15% or more of the voting Shares or (2) is an affiliate or associate of Transocean Ltd. and owned 15% or more of the voting Shares at any time within the previous three years.

        Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm's length basis.

        Transocean Ltd.'s articles of association include an authorized share capital, according to which the board of directors is authorized to issue new Shares at any time until May 12, 2018 and thereby increase the stated share capital by a maximum amount of 4.82% of the share capital registered in the commercial register, which is CHF 2,225,804.30 or 22,258,043 Shares. Under the terms of the authorized share capital, the board of directors has authority to limit or withdraw the preemptive rights of the existing shareholders in various circumstances. The percentage provided above does not include the authorized share capital of Transocean Ltd. approved by the extraordinary general meeting of shareholders convened on January 16, 2018, exclusively for the purpose of the compulsory acquisition or a mandatory offer of the Songa Shares that have not been acquired by Transocean Ltd. upon settlement of the Voluntary Tender Offer.

        The articles of association also include a conditional share capital, according to which we may, at any time, issue up to a maximum amount of 31.14% of the share capital registered in the commercial register, which is CHF 14,378,304.10, or 143,783,041 Shares, in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for Shares. Under the terms of the conditional share capital, the board of directors has authority to withdraw or limit the advance subscription rights of shareholders with respect to bonds, notes, warrants and other securities or contractual obligations convertible into or exercisable for Shares if the issuance is for purposes of the financing or refinancing of an acquisition of an enterprise or business, parts of an enterprise, participations or investments, or if the issuance occurs in national or international capital markets or through a private placement. For further information on preemptive rights and advance subscription rights, see "Description of Transocean Ltd. Shares—Preemptive Rights and Advance Subscription Rights" above.

        For other provisions that could be considered to have an anti-takeover effect, see "Description of Shares—General Meetings of Shareholders" above.

 SUMMARY OF THE SONGA OFFSHORE TRANSACTION

        On August 13, 2017, Transocean Ltd. entered into a transaction agreement with Songa Offshore, pursuant to which Transocean Ltd. offered to acquire all of the issued and outstanding shares of Songa Offshore in the Voluntary Tender Offer (the "Combination"). On January 23, 2018, the Voluntary Tender Offer was completed and Transocean Ltd. acquired shares representing approximately 97.5% of the fully diluted shares of Songa Ofshore. Transocean Ltd. intends to initiate a compulsory acquisition (squeeze-out) of the remaining shares of Sonag Offshore not directly owned by Transocean Ltd. pursuant to article 36 of the Cyprus Takeover Bids Law (L.41(I)/2007), as amended.

        In connection with and in addition to the securities issued in the Combination, on January 30, 2018, Transocean Ltd. purchased certain outstanding indebtedness previously issued by Songa Offshore through various private exchange agreements with the selling securityholders in exchange for newly issued Exchangeable Bonds (the "Private Exchange Offer"). In particular, Transocean Ltd. purchased an aggregate of approximately NOK 1.270 billion of Songa Offshore's outstanding SONG04 Bonds (including accrued and unpaid interest to the time of purchase) from four Songa Offshore bondholders at a price of 103.5% per bond and an aggregate of approximately NOK 599.9 million of Songa Offshore's outstanding SONG05 Bonds (including accrued and unpaid interest to the time of purchase) from three bondholders at a price of 101% per bond. Transocean Ltd. has also purchased from Songa Offshore's former largest shareholder, Perestroika AS, its $50 million loan to Songa Offshore for Exchangeable Bonds at a price of 100% of the principal amount of the loan (plus accrued and unpaid interest).

        In connection with the Private Exchange Offer, Transocean Ltd. and Transocean Inc. entered into a registration rights agreement with the selling securityholders (the "Registration Rights Agreement") relating to certain of the Securities issued to the selling securityholders pursuant to the private exchange agreements (referred to as "registrable securities"). The Registration Rights Agreement provides that we will file a registration statement registering the resale of all of the registrable securities. This registration statement is being filed to satisfy this requirement under the Registration Rights Agreement. The Registration Rights Agreement also provides the selling securityholders with certain other registration rights, including one demand right for registration on Form S-1 of the resale of the registrable securities if Transocean Ltd. and Transocean Inc. are unable to use a registration statement on Form S-3 to register the resale of the registrable securities and certain piggyback registration rights. We will pay all expenses incurred in connection with each of the registrations described above, except for underwriters' discounts and selling commissions. In addition, we will pay the reasonable fees and disbursements of one counsel for the selling securityholders participating in such registration. The registration rights described above will terminate when the selling securityholders no longer beneficially own any registrable securities or when all registrable securities owned by the selling securityholders may be freely resold without any volume or other limitations or restrictions.

        In connection with Transocean Ltd.'s acquisition of Songa Offshore, Perestroika AS has agreed that it will not sell, transfer, encumber or otherwise dispose of any Shares it in the acquisition for a period until August 15, 2018. This lock-up does not apply to any Shares that Perestroika AS acquires through exchange of Exchangeable Bonds, however.

 SELLING SECURITYHOLDERS

        The following table sets forth the names of the selling securityholders, the number of Securities beneficially owned by each selling securityholder prior to this offering, the maximum number of Securities that may be offered under this prospectus by each selling securityholder, and the number of Securities to be beneficially owned by each selling securityholder upon completion of this offering, assuming that all Securities offered hereunder are sold as contemplated in this prospectus. The number of Securities in the columns "Maximum Aggregate Principal Amount of Exchangeable Bonds That May Be Offered" and "Maximum Number of Shares That May Be Offered" represents all of the Securities that each selling securityholder may offer under this prospectus.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on $853,804,000 aggregate principal amount of Exchangeable Bonds and 458,175,417 fully diluted Shares outstanding, each as of January 30, 2018. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each selling securityholder identified in the table possesses sole voting and investment power over all Securities shown as beneficially owned by such selling securityholder.

					Maximum Aggregate Principal Amount of Exchangeable Bonds That May Be Offered
	Exchangeable Bonds Beneficially Owned Prior to this Offering						Exchangeable Bonds Beneficially Owned After This Offering
			Shares Beneficially Owned Prior to this Offering(1)			Maximum Number of Shares That May Be Offered(1)			Shares Beneficially Owned After This Offering(1)
	Aggregate Principal Amount						Aggregate Principal Amount
		Percentage	Number	Percentage				Percentage	Number	Percentage
Selling Security-holder:
Apollo Asset Ltd.(2)	$2,677,000	*	260,465	*	$2,677,000	260,465	0	*	0	*
Asia Research & Capital Management Ltd.(3)	$320,861,000	37.6%	47,996,841	9.8%	$180,102,000	31,218,991	$140,759,000	16.5%	16,777,850	3.4%
Basso Holdings Ltd.(4)	$14,873,000	1.7%	1,447,107	*	$14,873,000	1,447,107	0	*	0	*
Perestroika AS(5)	$355,611,000	41.7%	65,696,433	13.3%	$355,611,000	65,696,433	0	*	0	*

*
Indicates beneficial ownership of less than 1% of the Exchangeable Bonds or Shares, as applicable.

(1)
Assumes all Exchangeable Bonds held by the applicable selling securityholder are exchanged for Shares at the initial exchange rate of 97.29756 per $1,000 aggregate principal amount of Exchangeable Bonds.

(2)
Consists of $2,677,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 260,465 Shares, held by Apollo Asset Ltd. Mr. Arne Fredly is the sole owner of Apollo Asset Ltd. The address of Apollo Asset Ltd. is c/o Arne Fredly, Odeon Tower, 34 avenue de L`annonciade, 98000 Monaco, MC.

(3)
Consists of $37,408,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 3,639,707 Shares, and 2,214,243 Shares held by ARCM Distressed Energy Opportunities Master Fund Ltd. ("ARCM Distressed Energy Fund"), $161,865,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 15,749,069 Shares, and 10,996,058 Shares held by ARCM Master Fund II, Ltd. ("ARCM Fund II"), and $121,588,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 11,830,215 Shares, and 3,567,549 Shares held by ARCM Master Fund III, Ltd. ("ARCM Fund III," and together with ARCM Distressed Energy Fund and ARCM Fund II, the "ARCM Funds"). Asia Investment Partners Ltd is the investment manager to ARCM Funds. Asia Investment Partners Ltd has delegated certain of its functions, duties, powers and discretions to exempt reporting advisor, Asia Research & Capital Management Ltd. The address of the ARCM Funds and Asia Research & Capital Management Ltd. is c/o Asia Research & Capital Management.Ltd., 21/F, Shanghai Commercial Bank Tower, 12 Queens Road Central, Hong Kong.

(4)
Consists of $14,873,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 1,447,107 Shares, held by Basso Holdings Ltd. ("Basso Holdings"). Basso Capital Management, L.P. ("Basso") is the investment manager to Basso Holdings. Howard Fischer is a managing member of Basso GP LLC, the general partner of Basso. Mr. Fischer, and other managing members, have ultimate responsibility for trading with respect to the Basso Holdings. The address of Basso and Basso Holdings is c/o Basso Capital Management, L.P., 1266 East Main Street, 4th Floor, Stamford, Connecticut 06902.

(5)
Consists of $355,611,000 aggregate principal amount of Exchangeable Bonds, which are exchangeable for an aggregate 34,600,082 Shares, and 31,096,351 Shares held by Perestroika AS. Frederik W. Mohn, a member of our board of directors, is the sole owner of Perestroika AS. The address of Perestroika AS and Mr. Mohn is Statsminister Michelsensvei 38, 5320 Paradis, Norway.

 MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

Scope of Discussion

        The following is a discussion of the material U.S. federal income tax consequences to Holders (as defined below) of the ownership and disposition of Shares and Exchangeable Bonds. This discussion is based on the Internal Revenue Code, existing and proposed U.S. Treasury Department regulations promulgated under the Internal Revenue Code, judicial decisions, published positions of the IRS, administrative pronouncements, and all other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

        This discussion addresses only Holders that own their Shares and Exchangeable Bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment purposes). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of such Holder's particular circumstances, including any unearned income Medicare contribution tax imposed pursuant to the Health Care and Education Reconciliation Act of 2010, or any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Department regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith). This discussion does not address all of the tax consequences that may be relevant to a Holder that is subject to special treatment under U.S. federal income tax law, including, for example:

  •
  a bank or other financial institution;

  •
  a tax-exempt entity;

  •
  an insurance company;

  •
  a person holding Shares or Exchangeable Bonds as part of a straddle, hedge, constructive sale, integrated transaction, or conversion transaction;

  •
  an S-corporation or other pass-through entity;

  •
  a U.S. expatriate;

  •
  a person who is liable for the alternative minimum tax;

  •
  a person required to accelerate the recognition of any item of gross income with respect to Shares or Exchangeable Bonds as a result of such income being recognized on an "applicable financial statement" (within the meaning of Section 451(b) of the Code);

  •
  a broker-dealer or trader in securities;

  •
  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a trader in securities who has elected the mark-to-market method of accounting for its securities;

  •
  any person that owns, actually and/or constructively, 10% or more of our stock (by value) or 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

  •
  a person who received Shares through the exercise of employee stock options, through a tax qualified retirement plan, or otherwise as compensation.

        For purposes of this discussion, a "U.S. Holder" is any beneficial owner of Shares or Exchangeable Bonds that, for U.S. federal income tax purposes, is:

  •
  an individual citizen or resident alien of the United States;

  •
  a corporation, or other entity taxable as a corporation, organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable U.S. Treasury Department regulations to be treated as a U.S. person.

        A "Non-U.S. Holder" is any beneficial owner of Shares or Exchangeable Bonds that, for U.S. federal income tax purposes, is an individual, corporation, estate, or trust that is not a U.S. Holder.

        As used in this discussion, a "Holder" means a U.S. Holder, a Non-U.S. Holder, or both, as the context may require.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares or Exchangeable Bonds, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Shares or Exchangeable Bonds, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences to you of the ownership and disposition of Shares and Exchangeable Bonds.

        ALL HOLDERS OF SHARES AND EXCHANGEABLE BONDS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF SHARES AND EXCHANGEABLE BONDS.

Ownership and Disposition of Shares

  U.S. Holders

  Distributions on the Shares

        Subject to the discussion under "—PFIC Considerations" below, the gross amount of a distribution paid with respect to the Shares, including the full amount of any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of our current-year or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Distributions in excess of our current-year and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder's tax basis in the Shares and will reduce (but not below zero) such basis. A distribution in excess of our current-year and accumulated earnings and profits and the U.S. Holder's tax basis in the Shares will be treated as capital gain realized on the sale or exchange of such shares. However, we may be unable to determine the portion of a distribution that is a dividend for U.S. federal income tax purposes, in which case we will be required to report the entire amount of such distribution as a dividend. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions received from us.

        In general, dividends paid with respect to the Shares to a non-corporate U.S. Holder will be treated as "qualified dividend income," which is taxable to such U.S. Holder at preferential capital gain tax rates provided that (i) our shares are regularly traded on an established securities market in the United States (such as the NYSE) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below in "—PFIC Considerations," we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied. For purposes of clause (i) above, our shares should be treated as regularly traded on an established securities market in the United States so long as they are listed on the NYSE.

        U.S. Holders would be subject to special rules relating to foreign currency transactions if we were to make distributions in a currency other than in United States dollars. In that case, U.S. Holders should consult their tax advisors regarding the application of such rules.

  Foreign Tax Credit

        In general, dividends paid with respect to the Shares will constitute foreign source income and will be considered passive category income for purposes of computing the foreign tax credit allowable to U.S. Holders. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. However, if we are a "United States-owned foreign corporation" (generally, a foreign corporation 50 percent or more of the stock of which, by vote and value, is held directly, indirectly or under applicable constructive ownership rules, by United States persons), at least a portion of the dividends paid with respect to the Shares will be U.S. source income for foreign tax credit purposes if and to the extent that more than a de minimis amount of the earnings and profits out of which the dividends are paid is from sources within the United States. We do not expect to maintain calculations with respect to the source of our earnings and profits under U.S. federal income tax principles. Swiss tax, if any, withheld on distributions to a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to special limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder's particular circumstances. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

  Sale, Exchange, or Other Taxable Disposition of Shares

        Subject to the discussion under "—PFIC Considerations" below, in general, the sale, exchange, or other disposition of Shares will result in taxable gain or loss to a U.S. Holder equal to the difference between (i) the amount of cash plus the fair market value of any other property received by such U.S. Holder in the sale, exchange, or other disposition and (ii) such U.S. Holder's adjusted basis in the Shares.

        Subject to the discussion below under "—Ownership and Disposition of the Exchangeable Bonds—Market Discount," gain or loss recognized on the sale, exchange, or other disposition of Shares will generally be capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year at the time of the sale, exchange, or other disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to tax at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized will generally be treated as U.S. source income or loss for purposes of computing a U.S. Holder's foreign tax credit for U.S. federal income tax purposes.

  PFIC Considerations

        The treatment of U.S. Holders could differ materially from that described above if, at any relevant time, we were a PFIC. For U.S. federal income tax purposes, we would be treated as a PFIC for any taxable year in which either:

  •
  75% or more of our gross income for such taxable year consists of passive income (generally, dividends, interest, gains from the sale or exchange of investment property, and certain rents and royalties); or

  •
  the average percentage (based on quarterly measurements) of the value of our assets that produce, or are held for the production of, passive income is at least 50%.

        For this purpose, we are deemed to own our proportionate share of the assets and to receive directly our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% of the value of the stock. In addition, income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income.

        We believe that we have not been and will not be a PFIC with respect to any taxable year. We believe that our income from offshore contract drilling services should be treated as "non-passive" services income for purposes of the PFIC rules and therefore that the assets we own and operate in connection with the production of such income should not constitute passive assets. There is significant legal authority supporting this position, including statutory provisions, legislative history, case law and IRS pronouncements concerning the characterization, for other tax purposes, of income derived from services where a substantial component of such income is attributable to the value of the property or equipment used in connection with providing such services. It should be noted, however, that a prior case and an IRS pronouncement which relies on the case characterize income from time chartering of vessels as rental income rather than services income for other tax purposes. However, the IRS subsequently has formally announced that it does not agree with the decision in that case. Furthermore, we believe that the terms of the time charters in that case differ in material respects from the terms of our drilling contracts with customers.

        Although we believe that we have not been and will not become a PFIC, no assurance can be given that the IRS or a court will accept this position, and there is a risk that the IRS or a court could determine that we are a PFIC. Moreover, because the determination of whether we are a PFIC must be made on an annual basis, we cannot assure U.S. Holders that we will not be a PFIC for the current taxable year or become a PFIC for any future taxable years.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether or not the U.S. Holder makes (i) an election to treat us as a qualified electing fund (a "QEF" election) or (ii) a "mark-to-market" election with respect to the Shares, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns Shares during any taxable year in which we are a PFIC, such U.S. Holder must file an annual report with the IRS. A failure to file this report as required may toll the running of the statute of limitations in respect of each of the U.S. Holder's taxable years for which the report is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the report may remain open to assessment by the IRS indefinitely, until the report is filed.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election in a taxable year, then for that and for all subsequent taxable years in which such U.S. Holder has held the Shares and we are a PFIC, such

U.S. Holder must include in income for such U.S. Holder's taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which the U.S. Holder is reporting, regardless of whether the U.S. Holder received any distributions from us in that year. The U.S. Holder's adjusted basis in the Shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the U.S. Holder's adjusted basis in the Shares and will not be taxed again once distributed. A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other disposition of Shares. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by checking the appropriate box on IRS Form 8621 and filing that form with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will endeavor (but will not be required) to provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year and, as we anticipate, the Shares were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a mark-to-market election with respect to the Shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related U.S. Treasury Department regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's Shares at the end of the taxable year over the U.S. Holder's adjusted basis in the Shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted basis in the Shares over the fair market value of the Shares at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's basis in its Shares would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange, or other disposition of Shares would be treated as ordinary income, and any loss recognized on the sale, exchange, or other disposition of Shares would be treated as ordinary loss to the extent such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election applies only to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders not Making a Timely QEF or Mark-to-Market Election

        If we were treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a mark-to-market election for that year would be subject to adverse tax rules with respect to (i) any excess distribution (generally, the portion of any distributions received by the U.S. Holder with respect to the Shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder with respect to the Shares in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the Shares) and (ii) any gain realized on the sale, exchange, or other disposition of the Shares. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the U.S. Holder's aggregate holding period in the Shares;

  •
  the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, would be taxed as ordinary income in the current year; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax on ordinary income in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if that tax liability had been due for each such other taxable year.

        Unless a U.S. Holder makes a QEF election or mark-to-market election with respect to the Shares, a U.S. Holder that holds Shares during a period in which we are a PFIC will be subject to the foregoing rules for that taxable year and all subsequent taxable years in which the U.S. Holder holds Shares, even if we cease to be a PFIC.

        Classification as a PFIC may have other adverse tax consequences, including in the case of individual U.S. Holders, the denial of a step-up in the tax basis of the Shares at death.

        The PFIC rules are very complex. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to their investment in the Shares, including the advisability of choosing to make a QEF election or mark-to-market election.

  Information Reporting Regarding Foreign Financial Assets

        Individual U.S. Holders that hold certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds are required to report to the IRS information relating to such assets. Under certain circumstances, an entity may be treated as an individual for purposes of these rules. Significant penalties may apply for failure to satisfy these reporting obligations. Individual U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these reporting obligations on their investment in the Shares.

  Non-U.S. Holders

  Distributions on the Shares

        Subject to the discussion under "—Information Reporting and Backup Withholding" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on dividends received on its Shares, unless the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder in the United States).

        Except to the extent otherwise provided in an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on dividends that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected dividends received by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Sale, Exchange, or Other Taxable Disposition of Shares

        Subject to the discussion under "—Information Reporting and Backup Withholding" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, or other taxable disposition of Shares, unless:

  •
  the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met; or

  •
  such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States).

        Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on recognized gains that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected gains recognized by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Information Reporting and Backup Withholding

        Dividends paid with respect to Shares and proceeds from a sale or other disposition of Shares received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless the Holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against the Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Ownership and Disposition of the Exchangeable Bonds

  U.S. Holders

  Classification of Exchangeable Bonds

        For U.S. federal income tax purposes, the issuer of the Exchangeable Bonds, TINC, is disregarded as an entity separate from us, as its owner. As a result, the Exchangeable Bonds should be treated as issued by us for U.S. federal income tax purposes.

  Interest

        Stated interest on the Exchangeable Bonds will be taxable to U.S. Holders as ordinary income at the time it is paid or accrued, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. Interest on the Exchangeable Bonds will be foreign-source income and generally will constitute passive category income for U.S. foreign tax credit purposes, or in the case of certain U.S. Holders, general category income. The foreign tax credit rules are complex, and U.S. Holders are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.

  Market Discount

        If a U.S. Holder purchases an Exchangeable Bond for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a statutorily defined de minimis amount.

        A U.S. Holder generally will be required to treat any principal payment on, or any gain on the sale, exchange or redemption, of an Exchangeable Bond, including disposition in certain nontaxable transactions, as ordinary income to the extent of the market discount accrued on the Exchangeable Bonds at the time of the payment, sale, exchange or redemption unless this market discount has been previously included in income by the U.S Holder pursuant to an election to include market discount in income as it accrues, or pursuant to an election to include all interest on an Exchangeable Bond (including market discount) in accordance with a constant-yield method (a "constant-yield election"). If a U.S. Holder disposes of an Exchangeable Bond in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the holder as if it had sold the Exchangeable Bond in a taxable transaction at its then fair market value. However, accrued market discount will not be includible as ordinary income by a U.S. Holder upon the exchange of Exchangeable Bonds for Shares; rather, any accrued market discount on the holder's Exchangeable Bonds (to the extent not previously included by the holder as ordinary income) would be taxed as ordinary income to the holder upon the sale or other disposition of the Shares. Unless a U.S. Holder elects to include market discount in income as it accrues, the U.S. Holder generally will be required to defer deductions with regard to any interest paid on indebtedness incurred to purchase or carry Exchangeable Bonds in an amount not exceeding the accrued market discount that has not yet been included in income.

        If a U.S. Holder makes a constant-yield election for an Exchangeable Bond with market discount, that election will result in a deemed election for all market discount bonds acquired by the holder on or after the first day of the first taxable year to which that election applies.

  Amortizable Bond Premium

        If a U.S. Holder's basis in an Exchangeable Bond immediately after its acquisition, reduced for this purpose by the fair market value of the exchange right afforded to the U.S. Holder, exceeds the principal amount of the Exchangeable Bond, the U.S. Holder will be considered to have acquired the Exchangeable Bond with amortizable bond premium for U.S. federal income tax purposes. A U.S. Holder generally may elect to amortize the premium over the term of the Exchangeable Bond on a constant yield method as an offset to interest otherwise includible in income by the U.S. Holder on the Exchangeable Bond. An election to amortize bond premium, once made, generally applies to all taxable debt instruments then held or subsequently acquired by such U.S. Holder, and may not be revoked without the consent of the IRS. If a U.S. Holder does not elect to amortize the premium, that premium will reduce the gain or increase the loss such Holder would otherwise recognize on a sale or other taxable disposition of the Exchangeable Bond. If a U.S. Holder makes a constant-yield election (as described above) for an Exchangeable Bond with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium.

  Sale, Exchange, Repurchase or Redemption of Exchangeable Bonds

        Subject to the rules described under "—Market Discount" above and "—PFIC Considerations" below, upon the sale, exchange, repurchase, or redemption of An Exchangeable Bond (other than an exchange of Exchangeable Bonds for Shares pursuant to the exercise of exchange rights under the Exchangeable Bonds), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (generally equal to the amount of cash plus the fair market value of any property received) and the U.S. Holder's adjusted tax basis in the Exchangeable Bond, provided that any amount attributable to accrued and unpaid interest not previously included in income will be taxable to the U.S. Holder as interest, as described above in "—Interest." A U.S. Holder's adjusted tax basis in an Exchangeable Bond will generally equal its initial tax basis in the Exchangeable Bond and, if applicable, any market discount or de minimis market discount that it previously included in income with respect to the Exchangeable Bond, decreased by any bond premium that it previously amortized with respect to the Exchangeable Bond. Any capital gain or loss recognized by a U.S. Holder generally will be treated as long-term capital gain or loss if such U.S. Holder has held the Exchangeable Bonds for more than one year at the time of sale, exchange or other disposition. Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to tax at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized will generally be treated as U.S. source income or loss for purposes of computing a U.S. Holder's foreign tax credit for U.S. federal income tax purposes.

  Exchange of Exchangeable Bonds for Shares

        A U.S. Holder generally will not recognize gain or loss upon exchange of Exchangeable Bonds into Shares, except with respect to any Shares received by a U.S. Holder with respect to accrued and unpaid interest and cash received in lieu of any fractional shares. Shares received with respect to accrued and unpaid interest will be treated as a payment of interest as described above in "—Interest." Subject to the discussion under "—Market Discount" above, cash received in lieu of fractional shares will result in capital gain or loss, measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder's tax basis in the fractional share.

        A U.S. Holder's tax basis in Shares received upon exchange of an Exchangeable Bond (except for Shares received in respect of accrued and unpaid interest) generally will equal the U.S. Holder's adjusted basis in the Exchangeable Bond at the time of the exchange. A U.S. Holder's tax basis in Shares received with respect to accrued and unpaid interest will equal the fair market value of such Shares. A U.S. Holder's holding period for Shares received generally will include the holding period for the Exchangeable Bond exchanged, except that the holding period of Shares received with respect to accrued and unpaid interest will commence on the day after the date of receipt.

  PFIC Considerations

        In general, under applicable U.S. Treasury Department regulations, a holder of a convertible debt instrument may not make a QEF election that will apply to the debt instrument or the stock into which the debt instrument may be converted. Accordingly, as long as a U.S. Holder owns Exchangeable Bonds, it will not be able to make a QEF election with respect to such Exchangeable Bonds or the Shares for which such Exchangeable Bonds may be exchanged. In addition, a U.S. Holder of Exchangeable Bonds may not be able to make a mark-to-market election with respect to such Exchangeable Bonds or the Shares for which such Exchangeable Bonds may be exchanged. If neither election is made and we are a PFIC in any year during which a U.S. Holder holds Exchangeable Bonds, then any gain recognized by a U.S. Holder upon a sale, exchange or other taxable disposition of an Exchangeable Bond generally will be subject to the adverse PFIC taxation rules described above under "—Taxation of U.S. Holders not Making a Timely QEF Election" or "—Taxation of U.S. Holders Making a Mark-to-Market Election" as if the gain were from the sale of Shares.

        If a U.S. holder of Exchangeable Bonds exchanges Exchangeable Bonds for Shares, the holder may be able to make a QEF election or a mark-to-market election with respect to the Shares acquired in the exchange if it first makes a deemed sale election to begin a new holding period for the Shares. If such a deemed sale election is made, the U.S. Holder will be deemed to have sold the Shares immediately after the exchange for their fair market value.

  Constructive Dividends

        U.S. Holders of Exchangeable Bonds may, in certain circumstances, be deemed to have received distributions with respect to our shares if the exchange rate of the Exchangeable Bonds is adjusted and such adjustment has the effect of increasing the interest of U.S. Holders in our assets or earnings and profits, including an adjustment in connection with a Fundamental Change or Tax Event Offer to Repurchase. However, adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the Holders of the Exchangeable Bonds generally will not be deemed to result in a constructive distribution. Certain possible adjustments provided in the Exchangeable Bonds, including, without limitation, adjustments in respect of taxable dividends to our shareholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula but will result in a constructive distribution. In certain circumstances, the failure to adjust (or to adjust adequately) the exchange rate may also result in a constructive distribution to U.S. Holders if as a result of such failure the proportionate interest of U.S. Holders in our assets or earnings and profits is increased. Any such constructive distributions generally would be subject to tax in the same manner as actual distributions on Shares, as described above under "—Ownership and Disposition of Shares—U.S. Holders—Distributions on Shares," even though the U.S. Holder has not received any cash or property as a result of such adjustment. We are required to report to the IRS and to holders the amount of such a constructive distribution. Generally, a U.S. Holder's tax basis in the Exchangeable Bonds will be increased to the extent that any such constructive distribution is treated as a dividend. However, it is unclear whether any such constructive distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. Holders. Any such constructive distributions would only be eligible for the reduced tax rate if we are not a PFIC for the taxable year during which the constructive distribution occurs or the immediately preceding taxable year and are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program. We believe that we have not been and will not be a PFIC with respect to any taxable year and that we are currently eligible for the benefits of the income tax treaty between the United States and Switzerland, which has been identified by the IRS as a satisfactory tax treaty and includes an exchange of information program.

  Information Reporting Regarding Foreign Financial Assets

        Individual U.S. Holders that hold certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds are required to report to the IRS information relating to such assets. Under certain circumstances, an entity may be treated as an individual for purposes of these rules. Significant penalties may apply for failure to satisfy these reporting obligations. Individual U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these reporting obligations on their investment in Exchangeable Bonds.

  Non-U.S. Holders

  Interest on the Exchangeable Bonds

        Subject to the discussion under "—Information Reporting and Backup Withholding" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on interest received on the Exchangeable Bonds, unless the interest is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if a tax treaty applies, the interest is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder in the United States).

        Except to the extent otherwise provided in an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on interest that is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected interest received by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Sale, Exchange, or Other Taxable Disposition of the Exchangeable Bonds

        Subject to the discussion under "—Information Reporting and Backup Withholding" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized on a sale, exchange, or other taxable disposition of Exchangeable Bonds, unless:

  •
  the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met; or

  •
  such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States).

        Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder on recognized gains that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected gains recognized by a corporate Non-U.S. Holder may also, in certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

        As described above under "Ownership and Disposition of the Exchangeable Bonds—U.S. Holders—Constructive Dividends," a Holder of Exchangeable Bonds under certain circumstances may be deemed to have received distributions with respect to our shares. Any such constructive distributions generally would be subject to tax in the same manner as actual distributions on Shares, as described above under "—Ownership and Disposition of Shares—Non-U.S. Holders—Distributions on the Shares."

  Information Reporting and Backup Withholding

        Interest paid with respect to Exchangeable Bonds and proceeds from a sale or other disposition of Exchangeable Bonds received in the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless the Holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against the Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Swiss Taxation

        Set out below is a summary of certain Swiss tax matters related to the purchase, holding and disposal of Shares and Exchangeable Bonds. The statements below regarding Swiss taxation are based on the laws in force in Switzerland as of the date of this Prospectus, which may be subject to any changes in law occurring after such date. Such changes could possibly be made on a retroactive basis. The summary does not address foreign tax laws.

        The summary is of a general nature and does not purport to be a comprehensive description of all the Swiss tax considerations that may be relevant for a decision to purchase, own or dispose of Shares or Exchangeable Bonds. Shareholders and bondholders who wish to clarify their own tax situation should consult with and rely upon their own tax advisers. Songa Offshore shareholders resident in Switzerland or holding their Songa Shares as part of a Swiss permanent establishment should consult with their own tax advisers regarding the Swiss income tax treatment of the purchase, holding and disposal of Shares and Exchangeable Bonds.

Holding and Disposal of Shares

        Shareholders who are not resident in Switzerland for tax purposes and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason, will not be subject to any Swiss federal, cantonal or communal income tax in connection with the holding or the sale of Shares.

        Dividends paid on the Shares, which are not a repayment of the nominal value or of qualifying reserves from capital contributions (Kapitaleinlagereserven) of the Shares, are, with their gross amount, subject to Swiss federal withholding tax (Verrechnungssteuer) at a rate of 35%. The Company is required to withhold the Swiss federal withholding tax from such dividends and remit it to the Swiss Federal Tax Administration. A shareholder may be entitled to a partial refund of the Swiss federal withholding tax on a dividend if the country of his residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. Such shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) might differ from country to country.

        A transfer of Shares where a bank or another securities dealer in Switzerland (as defined in the Swiss Federal Stamp Tax Act) acts as an intermediary, or is a party, to the transaction, may be subject to Swiss securities transfer tax (Umsatzabgabe) at an aggregate rate of up to 0.15% of the consideration paid for such Shares.

Holding and Disposal of Exchangeable Bonds

        Holders of Exchangeable Bonds who are not resident in Switzerland for tax purposes and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason, will not be subject to any Swiss federal, cantonal or communal income tax in connection with the holding or the sale of Exchangeable Bonds.

        Payments on the Exchangeable Bonds are not subject to Swiss federal withholding tax provided that the respective issuer is at all times resident outside Switzerland for Swiss tax purposes and that the proceeds directly or indirectly on-lent to Switzerland do not exceed the equity of Transocean Inc..

        On November 4, 2015, the Swiss Federal Council announced a mandate to the Swiss Federal Finance Department to form a group of experts tasked with the preparation of a new proposal for a reform of the Swiss federal withholding tax system. The new proposal is expected to include in respect of interest payments the replacement of the existing debtor-based regime by a paying agent-based regime for Swiss federal withholding tax similar to the one published on December 17, 2014 by the Swiss Federal Council and repealed on June 24, 2015 following the negative outcome of the legislative consultation with Swiss official and private bodies. Under such a new paying agent-based regime, if enacted, a paying agent in Switzerland may be required to deduct Swiss federal withholding tax on any payments or any securing of payments of interest in respect of the Exchangeable Bonds for the benefit of the beneficial owner of the payment unless certain procedures are complied with to establish that the owner of the Exchangeable Bonds is not an individual resident in Switzerland.

        A transfer of Exchangeable Bonds where a bank or another securities dealer in Switzerland (as defined in the Swiss Federal Stamp Tax Act) acts as an intermediary, or is a party, to the transaction, may be subject to Swiss Securities Transfer Tax (Umsatzabgabe) at an aggregate rate of up to 0.3% of the consideration paid for such Exchangeable Bonds.

Automatic Exchange of Information in Tax Matters

        On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the "AEOI"). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the "AEOI Act") entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

        The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

        Based on such multilateral or bilateral agreements and the implementation of Swiss law, Switzerland will begin to collect data in respect of financial assets, including, as the case may be, Shares or Exchangeable Bonds, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state from, depending on the effectiveness date of the agreement, 2017 or 2018, as the case may be, and begin to exchange it from 2018 or 2019.

PLAN OF DISTRIBUTION

        The selling securityholders may offer and sell, from time to time, some or all of the Securities covered by this prospectus. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling securityholders of the Securities. See "Use of Proceeds." Pursuant to the terms of the Registration Rights Agreement, we will pay all costs, expenses and fees in connection with the registration of the Securities, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling securityholders. The selling securityholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the Securities covered by this prospectus.

        The selling securityholders may sell the Securities covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, or at negotiated prices, by a variety of methods including the following:

  •
  in privately negotiated transactions;

  •
  through broker-dealers, who may act as agents or principals;

  •
  in a block trade in which a broker-dealer will attempt to sell a block of Securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  on markets where our securities are traded or on an exchange in accordance with the rules of the exchange;

  •
  in the over-the-counter market;

  •
  through option transactions, forward contracts, equity swaps or other derivative transactions;

  •
  through short sales of the registrable securities;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  through the distribution of Securities by any selling securityholder to its affiliates, partners, members or stockholders;

  •
  sales pursuant to Rule 144, Regulation S, Section 4(a)(1) or other exemptions from the registration requirements of the Securities Act;

  •
  in any combination of the above; or

  •
  any other method permitted pursuant to applicable law.

        In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the Securities by a broker-dealer as principal and resales of the Securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus.

        In connection with the sale of the Securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker-dealers or agents participating in the distribution of the Securities covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling securityholders may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the Securities may be deemed to be underwriting commissions under the Securities Act.

        The selling securityholders may enter into derivative transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell Securities covered by this prospectus, including in short sale transactions. If so, the third party may use Securities pledged by the selling securityholders or borrowed from the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if required, will be identified in a prospectus supplement (or a post-effective amendment).

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling securityholders, to indemnification by us and the selling securityholders against certain liabilities, including liabilities under the Securities Act.

        In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Securities from Transocean Ltd. in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Securities or purchasing Securities in the open market. In determining the source of Securities to close out the covered short position, the underwriters will consider, among other things, the price of Securities available for purchase in the open market as compared to the price at which they may purchase Securities through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Securities made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the our Securities, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to us, the selling securityholders and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

 VALIDITY OF THE SECURITIES

        The validity of the securities offered hereby will be passed upon by Ogier, Grand Cayman, Cayman Islands, as to matters of Cayman Islands law, by King & Spalding LLP, Atlanta, Georgia, as to matters of New York law and by Homburger AG, Zurich, Switzerland, as to matters of Swiss law. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Transocean Ltd. appearing in Transocean Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Transocean Ltd. did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.